Filed Pursuant to Rule 424(b)(3)
Registration No. 333-255849

Leidos, Inc.

Offers to Exchange

Up to $500,000,000 2.950% Notes due 2023 (the “Outstanding 2023 Notes”) for up to $500,000,000 2.950% Notes due 2023 (the “New 2023 Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

Up to $500,000,000 3.625% Notes due 2025 (the “Outstanding 2025 Notes”) for up to $500,000,000 3.625% Notes due 2025 (the “New 2025 Notes”) that have been registered under the Securities Act

Up to $750,000,000 4.375% Notes due 2030 (the “Outstanding 2030 Notes”) for up to $750,000,000 4.375% Notes due 2030 (the “New 2030 Notes”) that have been registered under the Securities Act

Up to $1,000,000,000 2.300% Notes due 2031 (the “Outstanding 2031 Notes” and, together with the Outstanding 2023 Notes, the Outstanding 2025 Notes and the Outstanding 2030 Notes, the “Outstanding Notes”) for up to $1,000,000,000 2.300% Notes due 2031 (the “New 2031 Notes” and, together with the New 2023 Notes, the New 2025 Notes and the New 2030 Notes, the “New Notes”) that have been registered under the Securities Act

Guaranteed by Leidos Holdings, Inc.

We are offering to exchange up to $500,000,000 aggregate principal amount of our New 2023 Notes for a like aggregate principal amount of our Outstanding 2023 Notes, up to $500,000,000 aggregate principal amount of our New 2025 Notes for a like aggregate principal amount of our Outstanding 2025 Notes, up to $750,000,000 aggregate principal amount of our New 2030 Notes for a like aggregate principal amount of our Outstanding 2030 Notes and up to $1,000,000,000 aggregate principal amount of our New 2031 Notes for a like aggregate principal amount of our Outstanding 2031 Notes in a transaction registered under the Securities Act (each, an “Exchange Offer” and collectively, the “Exchange Offers”). The Outstanding Notes are, and the New Notes will be, fully and unconditionally guaranteed (the “guarantee”) by our direct parent, Leidos Holdings, Inc. (the “parent guarantor” or “Holdings”).

The Exchange Offers will expire at 5:00 p.m., New York, New York time, on June 18, 2021 (the “Expiration Date”), unless we extend the Exchange Offers with respect to any or all series of Outstanding Notes in our sole and absolute discretion. We will announce any extension by press release or other permitted means no later than 9:00 a.m. on the business day after the expiration of the Exchange Offers. You may withdraw any Outstanding Notes tendered until the expiration of the Exchange Offers.

Terms of the Exchange Offers:

•

We will exchange the applicable series of New Notes for Outstanding Notes of the applicable series that are validly tendered and not withdrawn prior to the expiration or termination of the Exchange Offers with respect to such series.

•	You may validly withdraw tenders of Outstanding Notes of a series at any time prior to the expiration or termination of the Exchange Offers with respect to such series.

•

The form and terms of the New Notes are substantially identical to the form and terms of the applicable Outstanding Notes, except that (i) the New Notes are registered under the Securities Act, (ii) the transfer restrictions, restrictive legends and registration rights applicable to the Outstanding Notes do not apply to the New Notes and (iii) the New Notes will not have the right to earn additional interest under certain circumstances related to our registration obligations.

•

We believe that the exchange of Outstanding Notes for New Notes will not be a taxable event for U.S. federal income tax purposes. You should see the discussion under “United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the Exchange Offers.

We issued the Outstanding Notes in transactions not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the Exchange Offers to satisfy your registration rights, as a holder of the Outstanding Notes, pursuant to registration rights agreements that we entered into in connection with the issuance of the Outstanding Notes.

Each broker-dealer that receives New Notes for its own account pursuant to these Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letters of transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

For a discussion of factors you should consider in determining whether to tender your Outstanding Notes in connection with the Exchange Offers, see the information under “Risk Factors” beginning on page 11 of this prospectus and in Holdings’ Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2021.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation By Reference.” You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell any series of securities in any state where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. This prospectus does not constitute an offer, or an invitation on our behalf to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless we have indicated otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and “Leidos” refer to Leidos, Inc. and its existing or future subsidiaries, and references to “Holdings” or the “parent guarantor” refer to Leidos Holdings, Inc. and its existing or future subsidiaries, including Leidos. Leidos Holdings, Inc., our direct parent, does not conduct any operations other than with respect to its direct ownership of Leidos.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information or representations. This prospectus constitutes an offer to sell only the Outstanding Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus is current only as of the respective dates of such documents. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

INDUSTRY AND MARKET DATA

Throughout this prospectus and the documents incorporated by reference herein, we rely on and refer to information and statistics regarding the aviation, national defense and information technology industry. We obtained this information and these statistics from various third-party sources, discussions with state regulators and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

i

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Leidos is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Holdings, the direct and 100% owner of its subsidiary, Leidos, files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers, including Holdings, who file electronically with the SEC. The address of that website is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

The SEC allows Holdings to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus incorporates by reference the documents listed below that Holdings has previously filed with the SEC; provided, however, that nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC:

•	Annual Report on Form 10-K for the fiscal year ended January 1, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended April 2, 2021;

•	Current Reports on Form 8-K filed on May 4, 2021 (Item 5.02 only) and May 6, 2021; and

•

The portions of Holdings’ Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2021 that are incorporated by reference into Holdings’ annual report on Form 10-K for the fiscal year ended January 1, 2021.

In addition, Holdings incorporates by reference any future filings Holdings makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus, effective as of the date they are filed. Any statement contained in this prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Holdings, without charge, by requesting them in writing or by telephone at the following address and telephone number. In order to ensure timely delivery, you must make such request no later than five business days before the Expiration Date of the Exchange Offers. This means that you must request this information no later than June 11, 2021. Copies of these filings are also available without charge on Holdings’ website at www.leidos.com. The contents of Holdings’ website have not been incorporated into and do not form a part of this prospectus.

By Mail:

Leidos Holdings, Inc.

1750 Presidents Street

Reston, Virginia 20190

Attention: Investor Relations Department

Telephone: (571) 526-6000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions about the future in light of information currently available to our management. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance or achievements. There are a number of important factors that could cause our actual results to differ materially from those results anticipated by our forward-looking statements, which include, but are not limited to:

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the impact of the coronavirus pandemic (“COVID-19”) or future epidemics on our business, including the potential for facility closures, re-evaluation of U.S. government spending levels and priorities, delay of new contract awards, our ability to recover costs under contracts and insurance challenges;

•

developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, or delays in the U.S. government budget process or approval of raising the debt ceiling;

•	delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests;

•	changes in U.S. government procurement rules, regulations and practices;

•	our compliance with various U.S. government and other government procurement rules and regulations;

•	governmental reviews, audits and investigations of our company;

•	our ability to effectively compete and win contracts with the U.S. government and other customers;

•	our reliance on information technology spending by hospitals/healthcare organizations;

•	our reliance on infrastructure investments by industrial and natural resources organizations;

•	energy efficiency and alternative energy sourcing investments;

•	investments by U.S. government and commercial organizations in environmental impact and remediation projects;

•	our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees;

•	our ability to accurately estimate costs associated with our firm-fixed-price contracts and other contracts;

•	resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues;

•	cybersecurity, data security or other security threats, system failures or other disruptions of our business;

•

our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer and disposal, technology protection and personal information;

•	the damage and disruption to our business resulting from natural disasters;

•	our ability to effectively acquire businesses and make investments;

•	our ability to maintain relationships with prime contractors, subcontractors and joint venture partners;

•	our ability to manage performance and other risks related to customer contracts;

•	the failure of our inspection or detection systems to detect threats;

•	the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims;

•	our ability to manage risks associated with our international business;

•	exposure to lawsuits and contingencies associated with Lockheed Martin’s Information Systems & Global Solutions business;

•	our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights;

•	our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights;

•	our ability to declare future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements;

•

our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects;

•	our ability to successfully integrate acquired businesses; and

•	our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.

This list of important factors is not intended to be exhaustive. The risk factors set forth in the section titled “Risk Factors” or incorporated by reference in this prospectus, discuss certain of these matters more fully. In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in Holdings’ filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

We do not undertake any obligation to update or revise any of the forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements or to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights certain information contained or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that is important to you. You should read the entire prospectus, including the sections entitled “Risk Factors,” “Description of the New 2023, New 2025 and New 2030 Notes,” “Description of the New 2031 Notes” and all documents incorporated by reference herein carefully and in their entirety before deciding whether to exchange any Outstanding Notes for the applicable series of New Notes.

Company Overview

We are wholly owned by Leidos Holdings, Inc., the parent guarantor, and are its principal operating company. Holdings is a FORTUNE 500® science, engineering and information technology company that provides services and solutions in the defense, intelligence, civil and health markets, both domestically and internationally. We bring domain-specific capabilities and innovations to customers in each of these markets by leveraging five technical core competencies: digital modernization, cyber operations, mission software systems, integrated systems and mission operations. Our customers include the U.S. Department of Defense, the U.S. Intelligence Community, the U.S. Department of Homeland Security, the Federal Aviation Administration, the Department of Veterans Affairs and many other U.S. civilian, state and local government agencies as well as foreign government agencies. We operate in three reportable segments: Defense Solutions, Civil and Health. Additionally, we separately present the unallocable costs associated with corporate functions as Corporate.

Holdings’ principal executive offices are located at 1750 Presidents Street, Reston, Virginia 20190 and its telephone number is (571) 526-6000. Holdings’ website address is www.Leidos.com. Information contained on its website does not constitute part of this prospectus.

THE EXCHANGE OFFERS

On May 12, 2020, we issued $500,000,000 aggregate principal amount of the Outstanding 2023 Notes, $500,000,000 aggregate principal amount of the Outstanding 2025 Notes and $750,000,000 aggregate principal amount of the Outstanding 2030 Notes, and on October 8, 2020, we issued $1,000,000,000 aggregate principal amount of the Outstanding 2031 Notes, in each case to one or more initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable securities laws. In connection with the sale of the Outstanding Notes to the respective initial purchasers, we entered into registration rights agreements pursuant to which we agreed, among other things, to deliver this prospectus to you, to commence these Exchange Offers and to use our reasonable best efforts to complete the Exchange Offers by (i) July 6, 2021, with respect to the Outstanding 2023 Notes, the Outstanding 2025 Notes and the Outstanding 2030 Notes; and (ii) December 2, 2021, with respect to the Outstanding 2031 Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offers” for a more detailed description of the terms and conditions of the Exchange Offers and “Description of the New 2023, New 2025 and New 2030 Notes” and “Description of the New 2031 Notes” for a more detailed description of the terms of the respective series of New Notes.

Outstanding Notes	i. 2.950% Notes due 2023,

ii. 3.625% Notes due 2025,

iii. 4.375% Notes due 2030, and

iv. 2.300% Notes due 2031.

The Outstanding Notes are fully and unconditionally guaranteed by the parent guarantor.

New Notes	i. 2.950% Notes due 2023,

ii. 3.625% Notes due 2025,

iii. 4.375% Notes due 2030, and

iv. 2.300% Notes due 2031.

The New Notes will be fully and unconditionally guaranteed by the parent guarantor.

The Exchange Offers	We are offering to exchange up to $500,000,000 aggregate principal amount of 2.950% Notes due 2023, up to $500,000,000 aggregate principal amount of 3.625% Notes due 2025, up to $750,000,000 aggregate principal amount of 4.375% Notes due 2030 and up to $1,000,000,000 aggregate principal amount of 2.300% Notes due 2031, which have been registered under the Securities Act, in exchange for your Outstanding Notes of the corresponding series. The form and terms of each series of New Notes are substantially identical to the form and terms of the applicable series of the Outstanding Notes. The New Notes, however, will not contain transfer restrictions and will not have the registration rights applicable to the Outstanding Notes.

To exchange your Outstanding Notes, you must properly tender them, and we must accept them. We will accept and exchange all Outstanding
Notes that you validly tender and do not validly withdraw. We will issue registered New Notes promptly after the expiration of the Exchange Offer with respect to the applicable series of Outstanding Notes.

Resale of New Notes	Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the New Notes offered in the Exchange Offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the New Notes in the ordinary course of your business;

•  at the time of the commencement of the Exchange Offers, you have no arrangement or understanding with any person to participate in a “distribution,” as defined in the Securities Act, of the New Notes in violation of the provisions of the Securities Act; and

• you are not an “affiliate” of ours or Holdings within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any New Notes issued to you in the Exchange Offers without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Moreover, our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our Exchange Offers. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Broker-Dealer	Any broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes that were acquired by it as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other transfer of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, during the period not less than 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to the holders of the Outstanding Notes, subject to extension in limited circumstances, a participating broker dealer may use this prospectus for an offer to sell, a resale or other transfer of New Notes received in exchange for Outstanding Notes which it acquired through market making or other trading activities.

Expiration Date	The Exchange Offers will expire at 5:00 p.m., New York City time, on June 18, 2021, unless we extend the Exchange Offer with respect to any or all series of Outstanding Notes in our sole and absolute discretion.

Accrued Interest on the New Notes and the Outstanding Notes	The New Notes of each series will bear interest from the most recent date to which interest has been paid on the corresponding Outstanding Notes or, if no interest has been paid, from the date of original issuance of such Outstanding Notes so exchanged. If your Outstanding Notes are accepted for exchange, then you will receive interest on the New Notes and not on the Outstanding Notes. Any Outstanding Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions	The Exchange Offers are subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of any Exchange Offer, we will resolicit tenders of the applicable Outstanding Notes. See “The Exchange Offers—Conditions to the Exchange Offers” for more information regarding conditions to the Exchange Offers.

Procedures for Tendering Outstanding Notes

All of the Outstanding Notes were issued in book-entry form, and all of the Outstanding Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). We have confirmed with DTC that the Outstanding Notes may be tendered using Automated Tender Offer Program (“ATOP”). The exchange agent will establish an account with DTC for purposes of the Exchange Offers promptly after the commencement of the Exchange Offers, and DTC participants may electronically transmit their acceptance of the Exchange Offers by causing DTC to transfer their Outstanding Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Outstanding Notes and that the participant agrees to be bound by the terms of this prospectus.

Holders of Outstanding Notes that tender Outstanding Notes in the Exchange Offers are deemed to represent that the following are true:

• the holder is acquiring the New Notes in the ordinary course of its business;

•  at the time of the commencement of the Exchange Offers, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and

• the holder is not an “affiliate” of ours or Holdings within the meaning of Rule 405 of the Securities Act.

Do not send certificates representing Outstanding Notes or other documents to us or DTC. Send these documents only to the exchange agent at the appropriate address given in this prospectus. We could reject your tender of Outstanding Notes if you tender them in a manner that does not comply with the instructions provided in this prospectus. See “Risk Factors—Risks Related to the Exchange Offers—There are significant consequences if you fail to exchange your Outstanding Notes” for further information.

Special Procedures for Tenders by Beneficial Owners	If you are a beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes in the Exchange Offers, you should promptly contact the person in whose name the Outstanding Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offers on your own behalf, delivering your Outstanding Notes, you must either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the person in whose name the Outstanding Notes are registered.

Consequences of Failure to Exchange Outstanding Notes	Outstanding Notes of a series that are not exchanged in the applicable Exchange Offer will remain subject to the restrictions on transfer and resaleability and may only be sold in accordance with the transfer restrictions.

We do not currently intend to register any series of the Outstanding Notes under the Securities Act. Upon the completion of the applicable Exchange Offer, we will have no further obligations, except under limited circumstances, to provide for registration of the Outstanding Notes under the U.S. federal securities laws. See “The Exchange Offers—Consequences of Failure to Exchange Outstanding Notes.”

Withdrawal Rights	You may withdraw your tender of Outstanding Notes under the Exchange Offers at any time before the Exchange Offer with respect to the applicable series of Outstanding Notes expires. Any withdrawal must be in accordance with the procedures described in “The Exchange Offers—Withdrawal Rights.” If we decide for any reason not to accept any Outstanding Notes tendered for exchange, such Outstanding Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the Exchange Offers. In the case of the Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC, any withdrawn or unaccepted Outstanding Notes will be credited to the tendering holder’s account at DTC.

Effect on Holders of Outstanding Notes	As a result of making the Exchange Offers, and upon acceptance for exchange of all validly tendered Outstanding Notes, we will have fulfilled our obligations under each of the Registration Rights Agreements (as defined herein). Accordingly, there will be no liquidated or other damages payable under any registration rights agreements if a series of Outstanding Notes were eligible for exchange, but not exchanged, in the applicable Exchange Offer.

United States Federal Income Tax Considerations	Your exchange of Outstanding Notes for New Notes in the Exchange Offers is not expected to be treated as a taxable event for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations.” You should consult your tax advisor as to the tax consequences of the Exchange Offers.

Use of Proceeds	We will not receive any proceeds from the exchange of the Outstanding Notes for the New Notes under the Exchange Offers.

Acceptance of Outstanding Notes and Delivery of Outstanding Notes	We will accept for exchange any and all Outstanding Notes properly tendered prior to the Expiration Date. We will complete the Exchange Offers and issue the New Notes promptly after the Expiration Date.

Exchange Agent	Citibank, N.A. is serving as exchange agent for the Exchange Offers. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offers— Exchange Agent.”

SUMMARY OF TERMS OF NEW NOTES

The form and terms of each series of New Notes will be substantially identical to those of the Outstanding Notes of the corresponding series, except that (i) the New Notes will have been registered under the Securities Act, (ii) the New Notes will not bear restrictive legends restricting their transfer under the Securities Act, (iii) the New Notes will not be entitled to the registration rights that apply to the Outstanding Notes and (iv) the New Notes will not contain provisions relating to an increase in the interest rate borne by the Outstanding Notes under circumstances related to the timing of the Exchange Offers.

Each series of New Notes will evidence the same debt as the applicable series of Outstanding Notes and will each be governed by the same indenture under which the applicable series of Outstanding Notes were issued. The summary below describes the principal terms of each series of the New Notes. For additional information regarding the New Notes, see the “Description of the New 2023, New 2025 and New 2030 Notes” and “Description of the New 2031 Notes” sections of this prospectus.

Issuer	Leidos, Inc., a Delaware corporation

Securities Offered	$500,000,000 aggregate principal amount of 2.950% Notes due 2023

$500,000,000 aggregate principal amount of 3.625% Notes due 2025

$750,000,000 aggregate principal amount of 4.375% Notes due 2030

$1,000,000,000 aggregate principal amount of 2.300% Notes due 2031

Maturity Dates	The New 2023 Notes will mature on May 15, 2023.

The New 2025 Notes will mature on May 15, 2025.

The New 2030 Notes will mature on May 15, 2030.

The New 2031 Notes will mature on February 15, 2031.

Interest Rates	The New 2023 Notes will bear interest at a rate equal to 2.950% per annum.

The New 2025 Notes will bear interest at a rate equal to 3.625% per annum.

The New 2030 Notes will bear interest at a rate equal to 4.375% per annum.

The New 2031 Notes will bear interest at a rate equal to 2.300% per annum.

Interest Payment Dates	Interest on the New 2023 Notes will be payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2021, and will be deemed to have accrued from May 15, 2021.

Interest on the New 2025 Notes will be payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2021, and will be deemed to have accrued from May 15, 2021.

Interest on the New 2030 Notes will be payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2021, and will be deemed to have accrued from May 15, 2021.

Interest on the New 2031 Notes will be payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2021, and will be deemed to have accrued from February 15, 2021.

Interest Rate Adjustment	The interest rate payable on each series of New Notes will be subject to adjustment from time to time if Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to such series of New Notes as described under the headings “Description of the New 2023, New 2025 and 2030 Notes — Interest Rate Adjustment” and “Description of the New 2031 Notes — Interest Rate Adjustment.”

Priority

The New Notes will be our senior unsecured obligations and will rank pari passu with our other existing and future senior indebtedness outstanding from time to time. The New Notes will be fully and unconditionally guaranteed by the parent guarantor. The guarantee will be the senior unsecured obligation of the parent guarantor. The New Notes and the related guarantee will be structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Leidos’ subsidiaries and will be effectively junior to the secured indebtedness of Leidos and the parent guarantor, if any, to the extent of the assets securing such secured indebtedness.

As of January 1, 2021:

•  the parent guarantor had approximately $4.7 billion of total indebtedness on a consolidated basis, all of which constituted senior unsecured indebtedness, and substantially all of which are obligations of Leidos;

•  the parent guarantor had approximately $8.6 billion of total liabilities on a consolidated basis (including the Outstanding Notes);

•  the parent guarantor’s subsidiaries, including Leidos, had in the aggregate approximately $4.5 billion in outstanding indebtedness and approximately $3.8 billion of other outstanding liabilities, in each case excluding intercompany balances; and

•  neither the parent guarantor nor Leidos had any secured indebtedness to which the New Notes would be effectively junior.

Optional Redemption	We may, at our option, redeem the New Notes, in whole or in part, at any time prior to April 15, 2023 (one month prior to the maturity date) with respect to the New 2023 Notes, prior to April 15, 2025 (one month prior to the maturity date) with respect to the New 2025 Notes and prior to February 15, 2030 (three months prior to the maturity date) with respect to the New 2030 Notes, in each case at the applicable “make—whole” redemption price plus accrued interest thereon to, but excluding, the date of redemption on the principal balance of the applicable series of the New Notes being redeemed.

In addition, at any time on or after April 15, 2023 (one month prior to the maturity date) with respect to the New 2023 Notes, April 15, 2025 (one month prior to the maturity date) with respect to the New 2025 Notes and February 15, 2030 (three months prior to the maturity date) with respect to the New 2030 Notes, we may, at our option, redeem such series of New Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the New Notes of such series, plus accrued interest thereon to, but excluding, the date of redemption on the principal balance of the applicable series of the New Notes being redeemed.

See “Description of the New 2023, New 2025 and 2030 Notes — Optional Redemption.”

We may, at our option, redeem the New 2031 Notes, in whole or in part, at any time prior to November 15, 2030 (three months prior to the maturity date) at the applicable “make-whole” redemption price plus accrued and unpaid interest to, but excluding, the date of redemption on the principal balance of the New 2031 Notes being redeemed.

In addition, at any time on or after November 15, 2030 (three months prior to the maturity date), we may, at our option, redeem the New 2031 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the New 2031 Notes, plus accrued and unpaid interest to, but excluding, the date of redemption on the principal balance of the New 2031 Notes being redeemed.

See “Description of the New 2031 Notes — Optional Redemption.”

Repurchase Upon a Change of Control	Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of the New 2023 Notes, New 2025 Notes and New 2030 Notes” and “Description of the New 2031 Notes”), we will be required to make an offer to purchase each series of the New Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of repurchase. See “Description of the New 2023, New 2025 and 2030 Notes — Repurchase Upon Change of Control Triggering Event” and “Description of the New 2031 Notes — Repurchase Upon Change of Control Triggering Event.”

Certain Covenants	The New Notes will each be governed by the indenture under which the applicable series of Outstanding Notes were issued. The indentures that will govern the New Notes contain covenants that, among other things, will limit our ability and the ability of the parent guarantor to:

• create certain liens; • enter into sale and lease-back transactions; and • merge or consolidate with other entities.

These covenants are subject to important exceptions and qualifications that are described under the headings “Description of New 2023, New 2025 and New 2030 Notes — Covenants” and “Description of the New 2031 Notes — Covenants”

Form and Denomination	Each series of New Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The New Notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the New Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for Certificated Notes (as defined herein), except in limited circumstances.

No Prior Market	The New Notes will be new securities for which there is currently no market or a limited market. We do not intend to apply for listing of the New Notes on any national securities exchange. A liquid or active trading market for any series of New Notes may not develop. If an active trading market for a series of New Notes does not develop, the market price and liquidity of such New Notes may be adversely affected.

Risk Factors	Investing in the New Notes involves substantial risks. You should carefully consider the risks described under the heading “Risk Factors” in addition to the other information contained in this prospectus and the documents incorporated by reference herein before making an investment in the New Notes.

Trustee	Citibank, N.A.

Exchange Agent	Citibank, N.A. is serving as exchange agent for the Exchange Offers. The address and telephone number of the exchange agent are provided in this prospectus under “The Exchange Offers — Exchange Agent.”

RISK FACTORS

You should carefully consider all the information set forth in this section and all other information set forth in this prospectus and incorporated by reference herein before deciding to participate in the Exchange Offers described in this prospectus. In particular, we urge you to consider carefully the factors set forth below and such risk factors as may be updated from time to time in our public filings. Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus. While we believe we have identified and discussed below and in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future. Unless the context otherwise requires, “Company,” “we,” “us,” “our” and “Leidos” refer to Leidos, Inc. and its existing or future subsidiaries, and references to “Holdings” or the “parent guarantor” refer to Leidos Holdings, Inc. and its existing or future subsidiaries, including Leidos.

Summary of Risk Factors

This risk factor summary contains a high-level summary of risks associated with our business. It does not contain all of the information that may be important to you, and you should read this risk factor summary together with the more detailed discussion of risks and uncertainties set forth following this summary. A summary of our risks includes, but is not limited to, the following:

•	We depend on government agencies as our primary customers and if our reputation or relationships with these agencies were harmed, our future revenues and growth prospects could be adversely affected.

•

A decline in the U.S. government budget, changes in spending or budgetary priorities or delays in contract awards may significantly and adversely affect our future revenues and limit our growth prospects.

•

Because we depend on U.S. government contracts, a delay in the completion of the U.S. government’s budget and appropriation process could delay procurement of the products, services and solutions we provide and have an adverse effect on our future revenues.

•	The extent to which our business will be adversely affected by COVID-19 or other health epidemics, pandemics and similar outbreaks is highly uncertain and cannot be predicted.

•

Our failure to comply with a variety of complex procurement rules and regulations could result in our being liable for penalties, including termination of our U.S. government contracts, disqualification from bidding on future U.S. government contracts and suspension or debarment from U.S. government contracting.

•	The U.S. government may adopt new contract rules and regulations or revise its procurement practices in a manner adverse to us at any time.

•

As a U.S. government contractor, we and our partners are subject to reviews, audits and cost adjustments by the U.S. government, which, if resolved unfavorably to us, could adversely affect our profitability, cash position or growth prospects.

•	Our business is subject to governmental review and investigation, which could adversely affect our financial position, operating results and growth prospects.

•

Misconduct of employees, subcontractors, agents, suppliers, business partners or joint ventures and others working on our behalf could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a significant adverse impact on our business and reputation.

•	Due to the competitive process to obtain contracts and the likelihood of bid protests, we may be unable to achieve or sustain revenue growth and profitability.

•

The U.S. government may terminate, cancel, modify or curtail our contracts at any time prior to their completion and, if we do not replace them, this may adversely affect our future revenues and profitability.

•	We face intense competition that can impact our ability to obtain contracts and therefore affect our future revenues and growth prospects.

•	A failure to attract, train, retain and motivate skilled employees, including our management team, would adversely affect our ability to execute our strategy and may disrupt our operations.

•	We may not realize as revenues the full amounts reflected in our backlog, which could adversely affect our expected future revenues and growth prospects.

•	Our earnings and profitability may vary based on the mix of our contracts and may be adversely affected by our failure to accurately estimate and manage costs, time and resources.

•

Investigations, audits, claims, disputes, enforcement actions, litigation, arbitration or other legal proceedings could require us to pay potentially large damage awards and could be costly to defend, which would adversely affect our cash balances and profitability, and could damage our reputation.

•	Our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could harm our business.

•

Cybersecurity breaches and other information security incidents could negatively impact our business and financial results, impair our ability to effectively provide our services to our clients and cause harm to our reputation or competitive position.

•

Internal system or service failures, or failures in the systems or services of third parties on which we rely, could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

•	Customer systems failures could damage our reputation and adversely affect our revenues and profitability.

•	Our success depends, in part, on our ability to work with complex and rapidly changing technologies to meet the needs of our customers.

•	We have made and continue to make acquisitions, investments, joint ventures and divestitures that involve numerous risks and uncertainties.

•	Holdings cannot assure you that it will continue to pay dividends on its common stock.

•	Provisions in Holdings’ charter documents and under Delaware law could delay or prevent transactions that many stockholders may favor.

•	There are significant consequences if you fail to exchange your Outstanding Notes.

•	You must follow the appropriate procedures to tender your Outstanding Notes or they will not be exchanged.

•

The New Notes are the unsecured obligations of Leidos and not obligations of its subsidiaries and will be structurally subordinated to the claims of the creditors of its subsidiaries. Structural subordination increases the risk that Leidos will be unable to meet its obligations on the New Notes when they mature.

•	The New Notes and related guarantee will be subject to the prior claims of any future secured creditors.

•	Holdings’ guarantee provides little, if any, additional credit support for the New Notes.

•

The indentures governing the New Notes and related guarantee contain negative covenants. The limitation on liens and sale and leaseback covenants do not apply to Leidos’ subsidiaries and contain exceptions that would allow Leidos, the parent guarantor and its subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the New Notes structurally or contractually subordinated to new lenders. The indentures governing the New Notes do not contain any financial covenants.

•	Increased leverage may harm our financial condition and results of operations.

•	The provisions of the New Notes will not necessarily protect you in the event of certain highly leveraged transactions.

•	We may not be able to repurchase all of the New Notes upon a Change of Control Triggering Event (as defined herein), which would result in a default under the New Notes.

•	Ratings of the New Notes may change and affect the market price and marketability of the New Notes.

•	Active trading markets for the New Notes may not develop.

Risks Related to the Exchange Offers

There are significant consequences if you fail to exchange your Outstanding Notes.

We did not register the Outstanding Notes under the Securities Act or any state securities laws, nor do we intend to do so after completion of the Exchange Offers. As a result, the Outstanding Notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your Outstanding Notes in the Exchange Offers, you will lose your right to have the Outstanding Notes registered under the Securities Act, subject to certain limitations. If you continue to hold Outstanding Notes after the Exchange Offers, you may be unable to sell the Outstanding Notes. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offers, continue to be subject to existing restrictions.

You must follow the appropriate procedures to tender your Outstanding Notes or they will not be exchanged.

The New Notes will be issued in exchange for the Outstanding Notes only after timely receipt by the exchange agent of the Outstanding Notes or a book-entry confirmation related thereto or an agent’s message and all other required documentation. If you want to tender your Outstanding Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the Exchange Offers, continue to be subject to the existing transfer restrictions. In addition, if you tender the Outstanding Notes in the Exchange Offers to participate in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offers” and “Plan of Distribution” later in this prospectus.

Risks Related to the New Notes

The New Notes are the unsecured obligations of Leidos and not obligations of its subsidiaries and will be structurally subordinated to the claims of the creditors of its subsidiaries. Structural subordination increases the risk that Leidos will be unable to meet its obligations on the New Notes when they mature.

Other than pursuant to the guarantee of Leidos Holdings, Inc., the parent guarantor, the New Notes are exclusively the obligations of Leidos and are not obligations of its subsidiaries. A substantial portion of Leidos operations are conducted through its subsidiaries. As a result, Leidos’ cash flow and ability to service its debt including the New Notes, depend upon the earnings of its subsidiaries and the distribution to it of earnings, loans or other payments by its subsidiaries.

Leidos’ subsidiaries are separate and distinct legal entities. Certain of Leidos’ subsidiaries guarantee Leidos’ existing credit facilities, however no subsidiary has guaranteed the New Notes, and its subsidiaries are under no obligation to pay any amounts due on the New Notes or to provide Leidos with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Any payments to Leidos by its subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations and may be subject to legal and contractual restrictions. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the New Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from those subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. As of January 1, 2021, Holdings had approximately $4.7 billion of total indebtedness on a consolidated basis, all of which is currently unsecured and unsubordinated, and substantially all of which are obligations of Leidos. As of January 1, 2021, Holdings had approximately $8.6 billion of total liabilities on a consolidated basis (including the Outstanding Notes). Also, as of January 1, 2021, Holdings’ subsidiaries, including Leidos, had in the aggregate approximately $4.5 billion in outstanding indebtedness and approximately $3.8 billion of other outstanding liabilities, in each case excluding intercompany balances.

Leidos’ right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the New Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including senior and subordinated debt holders and bank and trade creditors. In addition, even if Leidos were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Leidos.

The New Notes and related guarantee will be subject to the prior claims of any future secured creditors.

The New Notes and related guarantee are unsecured obligations and, accordingly, the New Notes will be effectively junior to the extent Leidos, Holdings or any of our subsidiaries have or will obtain secured borrowings. The indentures governing the New Notes do not limit the amount of additional debt that Leidos or its subsidiaries may incur, permit Leidos to incur secured debt under specified circumstances and permit Leidos’ subsidiaries to incur secured debt without restriction. If Leidos or Holdings incurs additional secured debt, the assets securing any such indebtedness will be subject to prior claims by such secured creditors. In the event of Leidos’ and Holdings’ bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the New Notes, the assets of Leidos and Holdings that secure other indebtedness will be available to pay obligations on the New Notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of Leidos’ and Holdings’ respective other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the New Notes then outstanding would remain unpaid.

Holdings’ guarantee provides little, if any, additional credit support for the New Notes.

Holdings is a holding company whose only material asset is the capital stock of Leidos. Holdings’ sole source of operating income and cash flow is currently derived from Leidos. Accordingly, Holdings is dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, Leidos to provide the funds necessary to meet its obligations under its guarantee. As a result, Holdings’ guarantee provides little, if any, additional credit support for the New Notes.

The indentures governing the New Notes and related guarantee contain negative covenants. The limitation on liens and sale and leaseback covenants do not apply to Leidos’ subsidiaries and contain exceptions that would allow Leidos, the parent guarantor and its subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the New Notes structurally or contractually subordinated to new lenders. The indentures governing the New Notes do not contain any financial covenants.

The indentures governing the New Notes and related guarantee contain negative covenants. The limitation on liens and sale and leaseback covenants apply to Leidos and the parent guarantor, but not to any of Leidos’ subsidiaries. As a result, Leidos’ subsidiaries will not be restricted under the indentures from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the New Notes, or from entering into sale and leaseback transactions. Exceptions to the definition of “permitted lien” within the limitation on liens covenant would allow Leidos and the parent guarantor to borrow substantial additional amounts and to grant liens or security interests in connection with those borrowings. The indentures governing the New Notes do not contain any financial covenants.

Increased leverage may harm our financial condition and results of operations.

As of January 1, 2021, Holdings had approximately $4.7 billion of total indebtedness on a consolidated basis, all of which is currently unsecured and unsubordinated, and substantially all of which are obligations of Leidos. Also, as of January 1, 2021, Holdings had approximately $8.6 billion of total liabilities on a consolidated basis (including the Outstanding Notes). Also, as of January 1, 2021, Holdings’ subsidiaries, including Leidos, had in the aggregate approximately $4.5 billion in outstanding indebtedness and approximately $3.8 billion of other outstanding liabilities, in each case excluding intercompany balances.

Leidos and its subsidiaries may incur additional indebtedness in the future, and the New Notes do not restrict future incurrence of indebtedness. Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes;

•	in general economic and industry conditions, as well as to competitive pressure; and

•	depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

•	to seek additional financing in the debt or equity markets;

•	to refinance or restructure all or a portion of our indebtedness, including the New Notes;

•	to sell selected assets;

•	to reduce or delay planned capital expenditures; or

•	to reduce or delay planned operating and investment expenditures.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

The provisions of the New Notes will not necessarily protect you in the event of certain highly leveraged transactions.

Upon the occurrence of a Change of Control Triggering Event, you will have the right to require Leidos to repurchase the New Notes as provided in the applicable indenture governing, and on the terms set forth in, such New Notes. However, the Change of Control Triggering Event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by Leidos generally will not constitute a Change of Control (as defined in “Description of the New 2023 Notes, New 2025 Notes and New 2030 Notes” and “Description of the New 2031 Notes”) that would potentially lead to a Change of Control Triggering Event. As a result, Leidos could enter into any such transaction even though the transaction could increase the total amount of its outstanding indebtedness, adversely affect its capital structure or credit rating or otherwise adversely affect the holders of the New Notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the New Notes, or, even if they do, may not necessarily constitute a Change of Control Triggering Event that affords you the protections described in this prospectus. If any such transaction were to occur, the value of your New Notes could decline.

We may not be able to repurchase all of the New Notes upon a Change of Control Triggering Event, which would result in a default under the New Notes.

Leidos will be required to offer to repurchase the New Notes upon the occurrence of a Change of Control Triggering Event as provided in the applicable indenture governing such New Notes. However, Leidos may not have sufficient funds to repurchase the New Notes in cash at such time. In addition, Leidos’ ability to repurchase the New Notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time, which agreements may provide that a Change of Control Triggering Event constitutes an event of default or prepayment under such other indebtedness. Leidos’ failure to make such a repurchase would result in a default under your New Notes.

Ratings of the New Notes may change and affect the market price and marketability of the New Notes.

The long-term debt of Leidos and Holdings is subject to periodic review by independent credit rating agencies. Such ratings are limited in scope and do not address all material risks relating to an investment in the New Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of New Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the New Notes. In addition, any decline in the ratings of the New Notes may make it more difficult for us to raise capital on acceptable terms.

Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the New Notes and increase our corporate borrowing costs.

Active trading markets for the New Notes may not develop.

There are currently no public markets for the New Notes, and we do not currently plan to list the New Notes on any national securities exchange or include the New Notes in any automated quotation system. In addition, the liquidity of any trading markets in the New Notes, and the market prices quoted for the New Notes, may be adversely affected by changes in the overall market for these New Notes, prevailing interest rates, ratings assigned to the New Notes, time remaining to the maturity of the New Notes, outstanding amount of the New Notes, the markets for similar securities, prospects for other companies in our industry and changes in our consolidated financial condition, results of operations or prospects. Liquid trading markets in the New Notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the New Notes.

Risks Related to Our Business

The extent to which our business will be adversely affected by COVID-19 or other health epidemics, pandemics and similar outbreaks is highly uncertain and cannot be predicted.

The outbreak and global spread of COVID-19, and the preventative or protective actions that governments, corporations, individuals and we are taking and may continue to take in an effort to limit the impact of COVID-19, have resulted in a period of business disruption and increased economic uncertainty. The spread of COVID-19 has caused us to modify our business practices (including employee travel, access to customer sites, employee and contractor remote work and cancellation of physical participation in meetings, events and conferences), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by COVID-19 or otherwise be satisfactory to government authorities. If significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, facility closures or other restrictions due to COVID-19, our operations and results will likely be impacted.

Government agencies are our primary customers and the long-term impact of increased government spending in response to COVID-19 is uncertain. This could result in a re-evaluation of U.S. government spending levels and priorities, which could impact our business performance. The situation surrounding COVID-19 remains fluid and the likelihood of an impact on us that could be material increases the longer the virus impacts activity levels in the locations in which we operate. In particular, a delay in wide distribution of vaccines, or a lack of public acceptance of vaccines, could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Further, even if vaccines are widely distributed and accepted, there can be no assurance that vaccines will ultimately be successful in limiting or stopping the spread of COVID-19. Even after COVID-19 has subsided, we may experience materially adverse impacts on our business as a result of the pandemic’s global economic impact, including any recession that is occurring or may occur in the future. For example, the global spread of COVID-19 has resulted in a substantial decline in demand for air travel, which has adversely impacted the demand for products and services related to our airport security detection and automation business. We are not able to predict whether COVID-19 will result in permanent changes to air travel behaviors, including a permanent reduction in business travel as a result of the increased use of teleconferencing products and, more broadly, a general reluctance to travel by consumers, each of which has, and could continue to, impact our business. Further, new contract awards have been and may continue to be delayed and our ability to perform on our existing contracts has been and may continue to be delayed or impaired, which will negatively impact our revenues. In addition, our program costs have increased and may continue to increase as a result of COVID-19, and these cost increases may not be fully recoverable or adequately covered by insurance, or equitable adjustments to contract prices or reimbursement of costs under Section 3610 of the Coronavirus Aid, Relief and Economic Security Act, which could impact our profitability. The continued spread of COVID-19 has had and may continue to have similar negative impacts on our customers, subcontractors, service providers and suppliers, causing delay or limiting their ability to perform, including in making timely payments to us. Any resulting financial impact cannot be reasonably estimated at this time but may materially and adversely affect our business, financial condition, results of operations and cash flows. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity and duration of COVID-19 and actions to contain it or treat its impact, among others. In addition, to the extent COVID-19 or any worsening of the global business and economic environment as a result adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described herein.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the New Notes in the Exchange Offers. In consideration for issuing the New Notes in exchange for the Outstanding Notes as described in this prospectus, we will receive notes of equal principal amount. The Outstanding Notes surrendered in exchange for the New Notes will be retired and cancelled.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

In connection with the issuance of the Outstanding Notes, we and the parent guarantor entered into registration rights agreements on (i) May 12, 2020, with respect to the Outstanding 2023 Notes, the Outstanding 2025 Notes and the Outstanding 2030 Notes and (ii) October 8, 2020, with respect to the Outstanding 2031 Notes (collectively, the “Registration Rights Agreements”). The Exchange Offers will permit eligible holders of the Outstanding Notes to exchange their Outstanding Notes for the applicable series of New Notes, which are identical in all material respects to the Outstanding Notes, except that:

•	the New Notes have been registered with the SEC under U.S. federal securities laws and will not bear any legend restricting their transfer;

•	the New Notes bear a different CUSIP number from the Outstanding Notes;

•	the New Notes generally will not be subject to transfer restrictions and will not be entitled to registration rights; and

•	the holders of the New Notes will not be entitled to earn additional interest under circumstances relating to our registration obligations under the Registration Rights Agreements.

Pursuant to the Registration Rights Agreements, we and the parent guarantor agreed that they will, at their expense, for the benefit of the holders of the Outstanding Notes:

•	file a registration statement (“Exchange Offer Registration Statement”) covering an offer to the holders of the Outstanding Notes to exchange all Outstanding Notes for the New Notes;

•

have the Exchange Offer Registration Statement become and remain effective not less than 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to the holders of the Outstanding Notes;

•

commence the Exchange Offers promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use commercially reasonable efforts to complete the Exchange Offers no later than 60 days after such effective date; and

•

use reasonable best efforts to consummate the Exchange Offers on or prior to (i) July 6, 2021, with respect to the Outstanding 2023 Notes, the Outstanding 2025 Notes and the Outstanding 2030 Notes and (ii) December 2, 2021, with respect to the Outstanding 2031 Notes.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the New Notes in exchange for the Outstanding Notes in the Exchange Offers made pursuant to the Registration Rights Agreements. Copies of the Registration Rights Agreements are filed as exhibits to our current reports on Form 8-K and incorporated by reference into this prospectus.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of the Outstanding Notes in any jurisdiction in which the Exchange Offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

Terms of the Exchange Offers

We are offering to exchange up to $500,000,000, $500,000,000 and $750,000,000 aggregate principal amount of our New 2023 Notes, New 2025 Notes and New 2030 Notes, respectively, for a like aggregate principal amount of our Outstanding 2023 Notes, Outstanding 2025 Notes and Outstanding 2030 Notes and up to $1,000,000,000 aggregate principal amount of our New 2031 Notes for a like aggregate principal amount of our Outstanding 2031 Notes. The Outstanding Notes of each series must be tendered properly in accordance with the conditions set forth in this prospectus on or prior to the Expiration Date applicable to such series and not withdrawn as permitted below. In exchange for Outstanding 2023 Notes properly tendered and accepted, we will issue a like total principal amount of up to $500,000,000 in New 2023 Notes; in exchange for Outstanding 2025 Notes properly tendered and accepted, we will issue a like total principal amount of up to $500,000,000 in New 2025 Notes; in exchange for Outstanding 2030 Notes properly tendered and accepted, we will issue a like total principal amount of up to $750,000,000 in New 2030 Notes; and, in exchange for Outstanding 2031 Notes properly tendered and accepted, we will issue a like total principal amount of up to $1,000,000,000 in New 2031 Notes.

Subject to terms and conditions detailed in this prospectus, we will accept for exchange Outstanding Notes of each series which are properly tendered on or prior to the Expiration Date applicable to such series and not withdrawn as permitted below. The Expiration Date initially means 5:00 p.m., New York City time, on June 18, 2021. We may, however, in our sole discretion, extend the period of time during which the Exchange Offers are open with respect to any series of the Outstanding Notes. The term “Expiration Date” means the latest time and date to which the Exchange Offers are extended with respect to a series.

This prospectus is first being sent on or about May 20, 2021, to all holders of Outstanding Notes known to us. Our obligation to accept Outstanding Notes for exchange in the Exchange Offers is subject to the conditions described below under the heading “—Conditions to the Exchange Offers.” The Exchange Offers are not conditioned upon holders tendering a minimum principal amount of Outstanding Notes. As of the date of this prospectus, $500,000,000 aggregate principal amount of Outstanding 2023 Notes, $500,000,000 aggregate principal amount of Outstanding 2025 Notes, $750,000,000 aggregate principal amount of Outstanding 2030 Notes and $1,000,000,000 aggregate principal amount of Outstanding 2031 Notes are outstanding.

Outstanding Notes tendered in the Exchange Offers must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

Holders of the Outstanding Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers. If you do not tender your Outstanding Notes or if you tender Outstanding Notes that we do not accept, your Outstanding Notes will remain outstanding. Any Outstanding Notes will be entitled to the benefits of the applicable indenture but will not be entitled to any further registration rights under the Registration Rights Agreements, except under limited circumstances. Existing transfer restrictions would continue to apply to such Outstanding Notes. See “Risk Factors—There are significant consequences if you fail to exchange your Outstanding Notes” for more information regarding Outstanding Notes outstanding after the Exchange Offers.

After the Expiration Date, we will return to the holder any tendered Outstanding Notes that we did not accept for exchange.

NEITHER WE, OUR BOARD OF DIRECTORS, OUR MANAGEMENT NOR THE EXCHANGE AGENT MAKE ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFERS. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFERS, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

We have the right, in accordance with applicable law, at any time:

•	to delay the acceptance of the Outstanding Notes of any series;

•

to terminate the Exchange Offer with respect to any series of Outstanding Notes and not accept any Outstanding Notes of one or more series for exchange if we determine that any of the conditions to the Exchange Offers with respect to any series have not occurred or have not been satisfied;

•

to extend the Expiration Date of the Exchange Offers with respect to one or more series and retain all Outstanding Notes of the applicable series tendered in the Exchange Offers other than those notes properly withdrawn; and

•	to waive any condition or amend the terms of the Exchange Offers with respect to one or more series in any manner.

If we materially amend the Exchange Offers with respect to one or more series, we will as promptly as practicable distribute a prospectus supplement to the holders of the Outstanding Notes of the applicable series disclosing the change and extend the Exchange Offers of the applicable series.

If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled Expiration Date with respect to the applicable series.

Acceptance of Outstanding Notes for Exchange and Issuance of New Notes

Upon satisfaction or waiver of all of the conditions of the Exchange Offer of a particular series, as promptly as practicable after the Expiration Date, we will accept all Outstanding Notes of any series validly tendered and not properly withdrawn, and we will issue New Notes of the applicable series registered under the Securities Act to the exchange agent. The exchange agent might not deliver the New Notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged Outstanding Notes of any series validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered Outstanding Notes of any series, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of Outstanding Notes, letters of transmittal and related documents.

In tendering Outstanding Notes, you must warrant in an agent’s message (described below) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer Outstanding Notes;

•	we will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the Outstanding Notes.

The holder of each Outstanding Note accepted for exchange will receive a New Note in the amount equal to the surrendered Outstanding Note. Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offers will receive interest accruing from the later of the date of issuance and the most recent date to which interest has been paid on the Outstanding Notes. Holders of New Notes will not receive any payment in respect of accrued interest on Outstanding Notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the Exchange Offers.

If any tendered Outstanding Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the Exchange Offers).

Procedures for Tendering Outstanding Notes

To participate in the Exchange Offers, you must properly tender your Outstanding Notes to the exchange agent as described below. We will only issue New Notes in exchange for Outstanding Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Outstanding Notes, and you should follow carefully the instructions on how to tender your Outstanding Notes. It is your responsibility to properly tender your Outstanding Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your Outstanding Notes, please call the exchange agent whose address and phone number are described in this prospectus.

All of the Outstanding Notes were issued in book-entry form, and all of the Outstanding Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Outstanding Notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the Exchange Offers promptly after the commencement of the Exchange Offers, and DTC participants may electronically transmit their acceptance of the Exchange Offers by causing DTC to transfer their Outstanding Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Outstanding Notes and that the participant agrees to be bound by the terms of this prospectus.

There is no procedure for guaranteed late delivery of the Outstanding Notes.

If you beneficially own Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Determination of Validity

We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered Outstanding Notes. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. A tender of Outstanding Notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of Outstanding Notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will they be liable for failing to give any such notice.

We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the Exchange Offer with respect to any series of notes; and

•	to waive any condition or irregularity in the tender of Outstanding Notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

If any endorsement, bond power, power of attorney or any other document required by the Exchange Offers is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Resales of New Notes

Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the Exchange Offers, we believe that a holder of New Notes, other than a broker-dealer, may offer New Notes for resale, resell and otherwise transfer the New Notes without delivering a prospectus to prospective purchasers, if the holder acquired the New Notes in the ordinary course of business, has no intention of engaging in a “distribution” (as defined under the Securities Act) of the New Notes and is not an “affiliate” (as defined under the Securities Act) of Leidos or Holdings. We will not seek our own interpretive letter. As a result, we cannot assure you that the SEC staff will take the same position on these Exchange Offers as it did in interpretive letters to other parties in similar transactions.

By tendering Outstanding Notes, the holder, other than participating broker-dealers, as defined below, of those Outstanding Notes is deemed to represent to us that, among other things:

•	the New Notes acquired in the Exchange Offers are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not that person is the holder;

•

at the time of the commencement of the Exchange Offers, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and

•	neither the holder nor any other person receiving the New Notes is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Leidos or Holdings.

If any holder or any such other person is an “affiliate” of the Company or the parent guarantor or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the New Notes, such holder or other person:

•	may not rely on the applicable interpretations of the staff of the SEC referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must represent that the Outstanding Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the New Notes pursuant to the Exchange Offers. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired Outstanding Notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of New Notes received in exchange for the Outstanding Notes pursuant to the Exchange Offers. We have agreed that, during the period ending not less than 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to the holders of the Outstanding Notes, subject to extension in limited circumstances, we will use our reasonable best efforts to keep the Exchange Offer Registration Statement effective and make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offers.

Withdrawal Rights

You can withdraw tenders of Outstanding Notes of any series at any time prior to 5:00 p.m., New York City time, on the Expiration Date with respect to such series.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

•	specify the name of the person tendering the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the total principal amount of Outstanding Notes to be withdrawn;

•	where certificates for Outstanding Notes are transmitted, list the name of the registered holder of the Outstanding Notes if different from the person withdrawing the Outstanding Notes;

•	contain a statement that the holder is withdrawing his election to have the Outstanding Notes exchanged; and

•	be accompanied by documents of transfer to have the trustee with respect to the Outstanding Notes register the transfer of the Outstanding Notes in the name of the person withdrawing the tender.

The notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, Outstanding Notes properly withdrawn may again be tendered at any time on or prior to the Expiration Date.

We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice.

In the case of Outstanding Notes tendered by book-entry transfer through DTC, the Outstanding Notes withdrawn or not exchanged will be credited to an account maintained with DTC. Withdrawn Outstanding Notes will be returned to the holder after withdrawal. The Outstanding Notes will be returned or credited to the account maintained with DTC as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offers. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Properly withdrawn Outstanding Notes may again be tendered by following one of the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time prior to the applicable Expiration Date.

Conditions to the Exchange Offers

Notwithstanding any other provision of the Exchange Offers, we are not required to accept for exchange, or to issue New Notes in exchange for, any Outstanding Notes, and we may terminate or amend the Exchange Offers with respect to any series of notes, if at any time prior to the applicable Expiration Date, we determine that such Exchange Offer violates applicable law or SEC policy.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the Exchange Offers with respect to any series, the prospectus will be amended or supplemented, and the Exchange Offers extended with respect to any series, if appropriate, as described under “—Terms of the Exchange Offers.”

In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), we will not accept for exchange any Outstanding Notes of the applicable series tendered, and no New Notes will be issued in exchange for any such Outstanding Notes.

If we terminate or suspend the Exchange Offers with respect to any series based on a determination that such Exchange Offer violates applicable law or SEC policy, the Registration Rights Agreements require that we, as soon as practicable after such determination, use our reasonable best efforts to cause a shelf registration statement covering the resale of the Outstanding Notes of such series to be filed and declared effective by the SEC.

Exchange Agent

We appointed Citibank, N.A. as exchange agent for the Exchange Offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus to the exchange agent at the address and phone number as follows:

By registered or certified mail, hand delivery or overnight courier:

Citibank, N.A., as Exchange Agent

480 Washington Boulevard

30th Floor

Jersey City, New Jersey 07310

Attn: Agency and Trust Group

By Facsimile (201) 258-3567

or by email at citinygats@citi.com

If you deliver any other documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

The Registration Rights Agreements provide that we will, jointly and severally, bear all expenses incurred in connection with the performance of our obligations relating to the registration of the New Notes and the conduct of the Exchange Offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will reimburse the initial purchasers and the holders of the Outstanding Notes for the reasonable fees and disbursements of on firm of attorneys chosen by the holders of a majority in the aggregate principle amount of the Outstanding Notes. Holders shall bear all of their costs, including any underwriting discounts, brokerage commissions or transfer taxes.

Transfer Taxes

Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, New Notes issued in the Exchange Offers are to be delivered to, or are to be issued in the name of, any person other than the holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the Exchange Offers, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with their tender, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Outstanding Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the Exchange Offers. The fees and expenses discussed above will be expensed as incurred.

Consequences of Failure to Exchange Outstanding Notes

Holders who desire to tender their Outstanding Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor Leidos is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.

Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offers, continue to be subject to the provisions in the applicable indenture regarding the transfer and exchange of the Outstanding Notes and the existing restrictions on transfer set forth in the legend on the Outstanding Notes and in the offering memorandums relating to the Outstanding Notes. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, we will have no further obligation to provide for the registration under the Securities Act of such Outstanding Notes. In general, Outstanding Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the Outstanding Notes under the Securities Act or under any state securities laws.

Upon completion of the Exchange Offers, holders of the Outstanding Notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. Holders of the New 2023 Notes, the New 2025 Notes and the New 2030 Notes and any Outstanding Notes of the applicable series which remain outstanding after consummation of the Exchange Offers will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture. Holders of the New 2031 Notes will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture.

Consequences of Exchanging Outstanding Notes

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, we believe that the New Notes may be offered for resale, resold or otherwise transferred by holders after the Exchange Offers other than by any holder who is an “affiliate” (as defined in Rule 405 under the Securities Act) of Leidos or Holdings. Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such New Notes are acquired in the ordinary course of such holder’s business; and

•	such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the New Notes.

However, the SEC has not considered the Exchange Offers in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in such other circumstances. Each holder, other than a broker-dealer, by tendering Outstanding Notes in the Exchange Offers, is deemed to represent and must furnish a written representation, at our request, that:

•	it is acquiring the New Notes in the ordinary course of its business;

•

at the time of the commencement of the Exchange Offers, the holder has no arrangement or understanding with any person to participate in a “distribution” of the New Notes in violation of the provisions of the Securities Act; and

•	it is not an affiliate of Leidos or Holdings.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes must acknowledge that such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver or make available a prospectus in connection with any resale of such New Notes. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offers.

DESCRIPTION OF THE NEW 2023, NEW 2025 AND NEW 2030 NOTES

The summary herein of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, a form of which is available upon request from us. In this “Description of the New 2023, New 2025 and New 2030 Notes” section, references to the “Company,” “Leidos,” “we,” “our” or “us” refer to Leidos, Inc. and references to the “parent guarantor” refer to Leidos Holdings, Inc.

General

The 2.950% Notes due 2023 will initially be limited to $500,000,000 aggregate principal amount (the “New 2023 Notes”) and will mature on May 15, 2023. The 3.625% Notes due 2025 will initially be limited to $500,000,000 aggregate principal amount (the “New 2025 Notes”) and will mature on May 15, 2025. The 4.375% Notes due 2030 (the “New 2030 Notes”) will initially be limited to $750,000,000 aggregate principal amount and will mature on May 15, 2030. The New 2023 Notes, New 2025 Notes and New 2030 Notes are referred to solely in this “Description of the New 2023, New 2025 and New 2030 Notes” as the “New Notes.” The New Notes will be issued in book-entry form only, in denominations of $2,000 and multiples of $1,000 thereafter. Interest on the New Notes will be deemed to have accrued from May 15, 2021 at the initial rates of 2.950% per annum in the case of the New 2023 Notes, 3.625% per annum in the case of the New 2025 Notes and 4.375% per annum in the case of the New 2030 Notes. Interest on the New Notes will be payable semi-annually on May 15 and November 15, commencing on November 15, 2021 to the persons in whose names the New Notes are registered at the close of business on the preceding May 1 or November 1, as the case may be. Interest on the New Notes will be paid to, but excluding, the relevant interest payment date. Interest on the New Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The New Notes will be issued under an indenture dated May 12, 2020 by and among Leidos, the parent guarantor and Citibank, N.A., as may be further supplemented from time to time (solely for the purposes of this section, the “indenture”). Citibank, N.A. is the trustee for any and all securities issued under the indenture, as may be amended or supplemented from time to time, including the New Notes, and is referred to herein as the “trustee.”

The indenture does not limit the ability of Leidos or the parent guarantor to incur additional indebtedness. The New Notes will be the senior unsecured obligations of Leidos and will rank pari passu with its other senior indebtedness outstanding from time to time. The New Notes will be fully and unconditionally guaranteed (the “guarantee”) by Leidos’ direct parent, Leidos Holdings, Inc. (the “parent guarantor”). The guarantee will be the senior unsecured obligation of the parent guarantor. The New Notes and the related guarantee will be structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Leidos’ subsidiaries and will be effectively junior to the secured indebtedness of Leidos and the parent guarantor, if any, to the extent of the assets securing such secured indebtedness.

As of January 1, 2021:

•

the parent guarantor had approximately $4.7 billion of total indebtedness on a consolidated basis, all of which is currently unsecured and unsubordinated, and substantially all of which are obligations of Leidos;

•	the parent guarantor had approximately $8.6 billion of total liabilities on a consolidated basis (including the Outstanding Notes (as defined below));

•

the parent guarantor’s subsidiaries, including Leidos, had in the aggregate approximately $4.5 billion in outstanding indebtedness and approximately $3.8 billion of other outstanding liabilities, in each case excluding intercompany balances; and

•	neither the parent guarantor nor Leidos had any secured indebtedness to which the New Notes would be effectively junior.

References to the “Outstanding 2023 Notes,” the “Outstanding 2025 Notes” and the “Outstanding 2030 Notes” refer to the notes in exchange for which the respective series of New Notes are being offered and are collectively referred to as the “Outstanding Notes” solely for the purposes of this section. References to the “2023 Notes” refer to the Outstanding 2023 Notes and the New 2023 Notes, collectively. References to the “2025 Notes” refer to the Outstanding 2025 Notes and the New 2025 Notes, collectively. References to the “2030 Notes” refer to the Outstanding 2030 Notes and the New 2030 Notes, collectively. References to the “Notes” refer to the New Notes and the Outstanding Notes, collectively, solely for purposes of this section. Any Outstanding Notes of a series that remain outstanding after the completion of the Exchange Offers, together with the New Notes of such series issued in the Exchange Offers, will be treated as a single class of securities under the respective indenture and are referred to in this section as a “series” of Notes.

Guarantee

Leidos Holding, Inc., the parent guarantor, will fully and unconditionally guarantee, on an unsubordinated basis, Leidos’ obligations under the New Notes and guarantees all obligations under the indenture. The guarantee ranks equally with all senior indebtedness of the parent guarantor and is senior in right of payment to all existing and future subordinated obligations of the parent guarantor. The guarantee is subject to the prior rights of the holders of any secured indebtedness of the parent guarantor to the extent of the assets securing such indebtedness.

Interest Rate Adjustment

The interest rate payable on the Notes of each series is subject to adjustments from time to time if either Moody’s or S&P or, if either Moody’s or S&P ceases to rate the Notes of that series or fails to make a rating of the Notes of that series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P (a “substitute rating agency”), downgrades (or subsequently upgrades) the credit rating assigned to the Notes of that series in the manner described below.

If the rating from Moody’s (or any substitute rating agency therefor) of the Notes of a series is decreased to a rating set forth in the immediately following table, the interest rate on the Notes of that series will increase such that it will equal the interest rate payable on the Notes of that series on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately following paragraph.

Moody’s Rating*	Percentage interest rate increase on the Notes
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of Moody’s.

In addition, if the rating from S&P (or any substitute rating agency therefor) of the Notes is of a series decreased to a rating set forth in the immediately following table, the interest rate on the Notes of that series will increase such that it will equal the interest rate payable on the Notes of that series on the date of the initial issuance of the Outstanding Notes plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately following paragraph.

S&P Rating*	Percentage interest rate increase on the Notes
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of S&P.

Notwithstanding the foregoing, if at any time the interest rate on the Notes of a series has been adjusted upward and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently increases its rating of the Notes of that series to any of the threshold ratings set forth above, the interest rate on the Notes of that series will be decreased such that the interest rate for the Notes of that series equals the interest rate payable on the Notes of that series on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase in rating. If Moody’s (or any substitute rating agency therefor) subsequently increases its rating of the Notes of a series to Baa3 or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of Moody’s), and S&P (or any substitute rating agency therefor) increases its rating to BBB- or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of S&P), the interest rate on the Notes of that series will be decreased to the interest rate payable on the Notes of that series on the date of their initial issuance. In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the Notes become rated Baa1 and BBB+ (or the equivalent of either such rating, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the Notes are only rated by one rating agency).

Each adjustment required by any decrease or increase in a rating set forth above (or an equivalent rating, in either case of any substitute rating agency or under any successor rating categories of Moody’s or S&P, as the case may be), whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments; provided, however, in no event shall (1) the interest rate for the Notes of a series be reduced to below the interest rate payable on the Notes of that series on the date of their initial issuance or (2) the total increase in the interest rate on the Notes of a series exceed 2.00% above the interest rate payable on the Notes of that series on the date of their initial issuance.

Except as provided in this paragraph and the immediately following paragraph, no adjustments in the interest rate of the Notes of a series shall be made solely as a result of a rating agency ceasing to provide a rating of such series of Notes. If at any time fewer than two rating agencies provide a rating of the Notes of a series for any reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of such series of Notes from a substitute rating agency, to the extent one exists, and if a substitute rating agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes of a series pursuant to the tables above:

(a)	such substitute rating agency will be substituted for the last rating agency to provide a rating of such series of New Notes, but which has since ceased to provide such rating;

(b)

the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table; and

(c)

the interest rate on the Notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of such series on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the Notes of a series, any subsequent increase or decrease in the interest rate of such series of Notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody’s, S&P or a substitute rating agency provides a rating of the Notes of a series, the interest rate on the Notes of such series will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes of such series on the date of their initial issuance. If Moody’s or S&P either ceases to rate the Notes of a series for reasons within our control or ceases to make a rating of the Notes of such series publicly available for reasons within our control, we will not be entitled to obtain a rating from a substitute rating agency and the increase or decrease in the interest rate of the Notes of such series shall be determined in the manner described above as if either only one or no rating agency provides a rating of the Notes of such series.

Any interest rate increase or decrease described above will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate.

If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the Notes of a series more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the Notes of such series described above relating to such rating agency’s action.

If the interest rate payable on the Notes of a series is increased as described above, the term “interest” will be deemed to include any such additional interest unless the context otherwise requires.

Issuance of Additional Notes

Leidos may, without the consent of the holders, increase the principal amount of any series of Notes by issuing additional Notes of such series (and related guarantee) in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes. Under the indenture, each series of Outstanding Notes, New Notes and any additional Notes of such series (and related guarantee) Leidos may issue will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders (except that, if additional notes are not fungible with the applicable series of Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number and ISIN number).

Leidos also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the New Notes.

Optional Redemption

Prior to April 15, 2023 (one month prior to the maturity) in the case of the 2023 Notes (the “2023 Notes Par Call Date”), April 15, 2025 (one month prior to the maturity) in the case of the 2025 Notes (the “2025 Notes Par

Call Date”) and February 15, 2030 (three months prior to the maturity) in the case of the 2030 Notes (the “2030 Notes Par Call Date” and, together with the 2023 Notes Par Call Date and the 2025 Notes Par Call Date, solely for the purposes of this section, the “Par Call Date”), the New Notes will be redeemable, in whole or in part at any time, or from time to time, at Leidos’ option, each at a “make-whole premium” redemption price calculated by Leidos equal to the greater of:

(i)	100% of the principal amount of the Notes to be redeemed; and

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest, including Additional Interest (as defined herein under “the Exchange Offers — Registration Rights”) thereon (not including any portion of such payments of interest accrued as of the date of redemption), that would be due if the notes to be redeemed matured on the applicable Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), plus 45 basis points with respect to the 2023 New Notes, 50 basis points with respect to the 2025 New Notes and 50 basis points with respect to the 2030 New Notes;

plus, in each case, accrued interest thereon to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the indenture. The trustee shall have no obligation to calculate or verify any calculation of a redemption price.

“Treasury Rate” means, the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each of the five most recent days published in the most recent Statistical Release (as defined herein) under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the applicable series of Notes (assuming the applicable series of Notes matures on the Par Call Date) as of the date of redemption. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. The Treasury Rate will be calculated on the third business day preceding the date the applicable notice of redemption is given. For the purpose of calculating the Treasury Rate, the most recent Statistical Release published prior to the date of calculation of the Treasury Rate shall be used.

“Statistical Release” means that statistical release designated “H.15” or any successor publication published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, or, if such release (or any successor publication) is no longer published at the time of any calculation under the indenture, then such other reasonably comparable index Leidos designates.

Notice of any redemption will be delivered electronically or mailed at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed (with a copy to the Trustee), except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. The notice of redemption will state any conditions applicable to the redemption and the amount of the Notes of any series to be redeemed. If less than all the Notes of a series are to be redeemed, the Trustee shall, subject to applicable law, select the Notes of such series to be redeemed as follows: (1) if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such series are listed; or (2) on a pro rata basis, if the Notes of such series are not listed on any national securities exchange (or in the case of Notes in global form, by such methods as DTC may require). Unless Leidos defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes of the applicable series or portions thereof called for redemption.

In addition, beginning April 15, 2023 (one month prior to the maturity date of the 2023 Notes), Leidos will have the right to redeem the 2023 Notes, beginning April 15, 2025 (one month prior to the maturity date of the 2025 Notes), Leidos will have the right to redeem the 2025 Notes and beginning February 15, 2030 (three months prior to the maturity date of the 2030 Notes), Leidos will have the right to redeem the 2030 Notes, in each case, at a price equal to 100% of the principal amount of such Notes being redeemed, plus accrued interest thereon. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to the redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the indenture. Notice of the redemption will be delivered electronically or mailed at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed (with a copy to the Trustee). Unless Leidos defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined herein) occurs with respect to any series of Notes, unless we have exercised our right to redeem such Notes as described above, we will be required to make an offer to each holder of such series of Notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes of such series at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any Notes of the applicable series that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 above that amount.

Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to any Change of Control (as defined herein), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the Notes of any series as described under “— Optional Redemption,” we will deliver a notice (a “Change of Control Offer”) to each holder of Notes of the applicable series with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase Notes of the applicable series on the date specified in the notice, which date will be no earlier than 10 days nor later than 60 days from the date such notice is delivered (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all Notes of the applicable series or portions of the Notes of such series properly tendered pursuant to the applicable Change of Control Offer;

•

deposit with the paying agent an amount equal to the change of control payment in respect of all Notes of the applicable series or portions of Notes of such series properly tendered pursuant to the applicable Change of Control Offer; and

•

deliver or cause to be delivered to the trustee the Notes of the applicable series properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The paying agent will promptly deliver, to each holder of Notes properly tendered the payment for such Notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes of the applicable series surrendered, if any.

Except as described above with respect to a Change of Control Triggering Event, the indenture and the Notes do not contain provisions that permit the holders to require us to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the applicable Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.

Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Repurchase Exercise Notice Upon a Change of Control” on the reverse side of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer with respect to a series of Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third-party purchases all Notes of such series properly tendered and not withdrawn under its offer.

In addition, we will not purchase any Notes of a series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default (as defined herein) under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.

If holders of not less than 95% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the Notes of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.

For purposes of the Change of Control Offer provisions of the Notes, the following definitions are applicable:

“Change of Control” means the occurrence of any one of the following:

(a)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the parent guarantor’s or our assets and the assets of its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(b)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the parent guarantor’s outstanding Voting Stock, measured by voting power rather than number of shares; or

(c)	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the parent guarantor becomes a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the parent guarantor’s Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Ratings Event” means the rating on the applicable series of Notes is lowered by each of the Rating Agencies and such Notes of the applicable series are rated below an Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Ratings Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event). If any Rating Agency that provided a rating of a series of Notes on the day immediately prior to the beginning of such 60-day period (or extension thereof) is not providing a rating of such series of Notes at the end of such 60-day period (or extension thereof) for any reason, such 60-day period (or extension thereof) shall be extended an additional 30 days and, if the Company has not selected a replacement Rating Agency on or before the end of such 30-day period, then such Rating Agency shall be deemed to have lowered its rating of such series of Notes at the end of such 30-day period to be below an Investment Grade rating. The trustee shall have no obligation to monitor ratings on the Notes.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

No Sinking Fund

The Notes will not be entitled to any sinking fund.

Book-Entry, Delivery and Form

The New Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, Cede & Co., in each case, for credit to an account of a direct or indirect participants in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

We will issue certificated New Notes to each person that DTC identifies as the beneficial owner of the New Notes represented by a Global Note upon surrender by DTC of the Global Note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

•	an Event of Default has occurred and is continuing, and DTC requests the issuance of certificated New Notes; or

•	we determine not to have the New Notes represented by a Global Note.

In all cases, certificated New Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange Among Global Notes

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedure may change from time to time. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of beneficial interests in the Global Notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the New Notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners of the New Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our or the trustee’s agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the New Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures and may discontinue such procedures at any time. None of us, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the Notes of any series, here are some examples of what we mean:

(1)	default in paying interest on the Notes of such series when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, or sinking fund installment, if any, on the Notes of such series when due;

(3)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or notice from the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series; and

(4)	the parent guarantee is not (or is claimed by the parent guarantor not to be) in full force and effect; and

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us, the parent guarantor or any material subsidiary has occurred.

If an Event of Default (other than an Event of Default specified in clause (5) with respect to us or the parent guarantor) under the indenture occurs with respect to the Notes of any series and is continuing, then the trustee may by notice to Leidos, or the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series may by written notice to us and the trustee, require us to repay immediately the entire principal amount of all of the outstanding Notes of such series, together with all applicable accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (5) with respect to us, the parent guarantor or any material subsidiary occurs and is continuing, then the entire principal amount of the outstanding Notes of the applicable series will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (5) described above, the holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the Notes that have become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding Notes of any applicable series also have the right to waive past defaults with respect to such series, except a default in paying principal or interest on any outstanding debt securities, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of such securities.

Holders of at least 25% in aggregate principal amount of all of the outstanding Notes of the applicable series may seek to institute a proceeding only after they have made written request, and offered such indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to institute a proceeding within 60 days after it received this notice and offer of indemnity. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of all of the outstanding Notes of all series affected. These limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the Notes, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. The trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee such security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in aggregate principal amount of all of the outstanding Notes of all series affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 45 days after it has actual knowledge that an Event of Default has occurred, give notice of the default to the holders of all of the Notes of all series affected, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the Notes when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

Neither we nor the parent guarantor will consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we (or the parent guarantor, as applicable) will be the continuing person or, if we are not the continuing person (or the parent guarantor is not the continuing person, as applicable) the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

•

the surviving entity (if not us or the parent guarantor, applicable) will expressly assume all of our obligations under the Notes and the indenture (or the obligations of the parent guarantor, as the case may be), and will, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default or Event of Default has occurred and is continuing; and

•

we, the parent guarantor or the surviving entity, as applicable, will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet is not applicable to:

•

the merger or consolidation of us or the parent guarantor with an affiliate, if our board of directors, or the board of directors of the parent guarantor, determines in good faith that the purpose of such transaction is principally to change the state of incorporation or convert one form of organization to another form; or

•

the merger of us or the parent guarantor with or into a single direct or indirect wholly owned subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our or its state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets (or the parent guarantor’s assets, as applicable) occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours (or the parent guarantor’s) under the indenture with the same effect as if such successor person had been named in our (or the parent guarantor’s) place in the indenture. We will, or the parent guarantor will, as applicable (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any Notes (or guarantee, as applicable) issued thereunder.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the Notes and related guarantee, and to other debt securities and guarantees issued under the indenture (unless otherwise provided pursuant to a board resolution and set forth in an officer’s certificate or a supplemental indenture). These covenants do not limit our ability or the ability of the parent guarantor to incur indebtedness and apply only to us and the parent guarantor.

Limitation on Liens

With respect to each series of Notes, neither we nor the parent guarantor will create or incur any Lien on any of such person’s Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of such person’s Indebtedness, without effectively providing that such series of Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)	Liens existing as of the closing date of the offering of the applicable series of Outstanding Notes;

(2)	Liens granted after the closing date of the offering of the applicable series of Outstanding Notes, created in favor of the holders of such series of Notes;

(3)

Liens securing our or the parent guarantor’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(4)	Permitted Liens.

Notwithstanding the foregoing, we and the parent guarantor may, without securing any series of Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, the parent guarantor’s Aggregate Debt does not exceed 15% of its Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien.

Limitation on Sale and Lease-Back Transactions

With respect to each series of Notes, neither we nor the parent guarantor will enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the closing date of the offering of the series of Outstanding Notes;

(2)	such transaction was for the sale and leasing back to us or the parent guarantor of any Property by one of our Subsidiaries;

(3)

such transaction was for the sale and leasing back to us or the parent guarantor of any Property by any domestic or foreign government agency in connection with pollution control, industrial revenue, private activity bonds or similar financing;

(4)	such transaction involves a lease for less than three years;

(5)

we or the parent guarantor, as applicable, would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of Notes pursuant to the first paragraph of “— Limitation on Liens” above; or

(6)

we or the parent guarantor, as applicable, apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of the Notes or our or the parent guarantor’s other long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we or the parent guarantor may deliver Notes to the trustee therefor for cancellation, such Notes to be credited at the cost thereof to us or the parent guarantor.

Notwithstanding the foregoing, we and the parent guarantor may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto and at the time of determination, the parent guarantor’s Aggregate Debt does not exceed 15% of its Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction.

Existence

Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us and the parent guarantor to do or cause to be done all things necessary to preserve and keep in full force and effect our respective existence, rights and franchises; provided, however, that neither we nor the parent guarantor shall be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following, calculated as of the date of determination in accordance with GAAP:

(1)

the aggregate amount of such Person’s Indebtedness incurred after the closing date of the offering of the Outstanding Notes, and secured by Liens not permitted by the first sentence under “—Limitation on Liens” and

(2)

the aggregate amount of such Person’s Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of the offering of the Outstanding Notes pursuant to the second paragraph of “— Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means, in connection with a sale and lease-back transaction, the lesser of:

(1)	the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(2)

the present value (discounted at a rate per annum equal to the average interest borne by all outstanding Notes issued under the indenture (which may include debt securities in addition to the Notes offered hereby) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Consolidated Net Worth” means, as of any date of determination and with respect to any Person, the Stockholders’ Equity of such Person and its Consolidated Subsidiaries on that date.

“Consolidated Subsidiaries” means, as of any date of determination and with respect to any Person, any Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Finance Lease” means any Indebtedness represented by a lease obligation that is required to be recorded as a finance lease in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4)	other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, (a) all indebtedness in respect of borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement agreements with respect thereto), (d) the Indebtedness of any other Persons to the extent guaranteed by such Person and (e) all obligations of such Person to pay the deferred and unpaid purchase price of any Property (including pursuant to Finance Leases), but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business; but only, for each of clause (a) through (e), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person prepared in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet). Notwithstanding the foregoing, in no event shall the term “Indebtedness” be deemed to include letters of credit that secure performance, bonds that secure performance, surety bonds or similar instruments that are issued in the ordinary course of business.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(1)

Liens on any of our assets or any assets of the parent guarantor, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)	(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or the parent guarantor of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(4)

Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect from fluctuations in interest rates, currencies, equities or the price of commodities;

(5)	Liens in our favor or in favor of the parent guarantor;

(6)

Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we or the parent guarantor are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2⁄3% of the annual fixed rentals payable under such lease;

(7)

Liens securing the performance of statutory obligations or bids, surety, appeal or customs bonds, standby letters of credit, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of our business or in the ordinary course of the parent guarantor’s business;

(8)

Liens securing Indebtedness owing by us or the parent guarantor to a Subsidiary (provided that, upon either (a) the transfer or other disposition of any Indebtedness secured by such Lien to a Person other than another Subsidiary or (b) the issuance, sale, lease, transfer or other disposition of more than a majority of the capital stock of or any other ownership interest in such Subsidiary to which such secured Indebtedness is owed to a Person other than us, the parent guarantor or another Subsidiary, such Lien will no longer qualify as a “Permitted Lien” pursuant to this clause (8));

(9)	Liens arising in the ordinary course of business in favor of a customer;

(10)

Liens associated with a sale or discount of our accounts receivable or those of the parent guarantor provided that such Lien (a) does not involve the creation of a Lien or negative pledge on any accounts receivable not so sold or discounted and (b) does not involve in the aggregate the sale or discount of accounts receivable having a book value exceeding $100,000,000;

(11)	Liens arising in connection with synthetic leases which do not exceed $250,000,000 in the aggregate at any one time;

(12)	Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds; and

(13)	Liens associated with a sale and lease-back transaction permitted to be entered into under paragraphs (1) though (4) and (6) of “—Limitation on Sale and Lease-Back Transactions.”

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Notices

Notices to holders of the Notes will be made by first-class mail, postage prepaid, to the addresses that appear on the security register of the Notes. Notwithstanding any other provision of the indenture or any Note, where the indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Participant for such Note (or its designee) pursuant to the customary procedures of such Participant.

Modification and Waiver

We, the parent guarantor and the trustee may amend or modify the indenture or the Notes, with respect to any series, without the consent of any holder of Notes in order to:

•	cure ambiguities, defects or inconsistencies;

•	make any change that would provide any additional rights or benefits to the holders of the Notes of a series;

•	provide for or add additional guarantors with respect to the Notes of any series;

•	secure the Notes of any series;

•	establish the form or forms of Notes of any series;

•	provide for uncertificated Notes of any series in addition to or in place of Certificated Notes of the applicable series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding Notes of any series in compliance with the provisions of the indenture;

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act; or

•	conform any provision in the indenture to the section entitled “Description of the Notes and Related Guarantee” in the Offering Memorandum dated May 7, 2020; or

•	make any change that does not adversely affect the rights of any holder of any such series in any material respect.

Other amendments and modifications of the indenture or the Notes may be made with the consent of the holders of not less than a majority of the aggregate principal amount of all of the outstanding Notes of the applicable series, and our compliance with any provision of the indenture with respect to any series of Notes may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of all of the outstanding Notes affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding Notes affected:

•	reduce the principal amount, or extend the fixed maturity, of the Notes, alter or waive the redemption provisions of the Notes;

•	impair the right of any holder of the Notes to receive payment of principal or interest on the Notes on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of Notes of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the Notes;

•	waive a payment default with respect to the Notes or any guarantor; or

•	reduce the interest rate or extend the time for payment of interest on the Notes.

In executing any amendment, supplement or waiver to the indenture, the trustee shall be entitled to receive and shall be fully protected in relying upon an officers’ certificate and an opinion of counsel stating that all covenants and conditions precedent to such amendment or supplement have been satisfied and that such amendment or supplement is authorized or permitted by the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, together with the obligations of the parent guarantor, with respect to a series of Notes when:

•	either:

•	all the Notes of such series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•

all the Notes of such series issued that have not been accepted by the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year, (a “discharge”) or we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of Notes to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to such series of Notes; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture, together with the obligations of the parent guarantor, discharged with respect to the outstanding Notes of any series, (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series under the indenture, except for:

•

the rights of holders of the Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to the indenture;

•

our obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment for Notes payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

•	the legal defeasance provisions of the indenture.

In addition, with respect to any series of Notes, we may elect to have our obligations and the obligations of the parent guarantor released with respect to certain covenants in the indenture (“covenant defeasance”), and thereafter any failure to comply with these obligations will not constitute a default or an event of default with respect to the applicable Notes of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to Notes of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the applicable Notes of a series:

•	money in an amount;

•	Governmental Obligations;

•

a combination of money and Governmental Obligations, in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service ruling or a change in applicable U.S. federal income tax law, the holders of the Notes of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and the legal defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and the legal defeasance did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the Notes of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

•

the legal defeasance or covenant defeasance, as applicable, will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Notes of a series were in default within the meaning of such Act;

•

the legal defeasance or covenant defeasance, as applicable, will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which we or the parent guarantor is a party;

•

the legal defeasance or covenant defeasance, as applicable, will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance, as the case may be, have been complied with.

Unclaimed Funds

Subject to applicable law, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the Notes that remain unclaimed for two years after the maturity date of such Notes will be repaid to us upon our request. Thereafter, any right of any holder of such Notes to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture, including the guarantee, and the Notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with Citibank, N.A. and its affiliates.

DESCRIPTION OF THE NEW 2031 NOTES

The summary herein of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, a form of which is available upon request from us. In this “Description of the New 2031 Notes” section, references to the “Company,” “Leidos,” “we,” “our” or “us” refer to Leidos, Inc. and references to the “parent guarantor” refer to Leidos Holdings, Inc.

General

The 2.300% Notes due 2031 will initially be limited to $1,000,000,000 aggregate principal amount (the “New 2031 Notes”) and will mature on February 15, 2031. The New 2031 Notes will be issued in book-entry form only, in denominations of $2,000 and multiples of $1,000 thereafter. Interest on the New 2031 Notes will be deemed to have accrued from February 15, 2021, at the initial rate of 2.300% per annum. Interest on the New 2031 Notes will be payable semi-annually on February 15 and August 15, commencing on August 15, 2021 to the persons in whose names the New 2031 Notes are registered at the close of business on the preceding February 1 or August 1, as the case may be. Interest on the New 2031 Notes will be paid to, but excluding, the relevant interest payment date. Interest on the New 2031 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The New 2031 Notes will be issued under an indenture dated October 8, 2020, by and among Leidos, the parent guarantor and Citibank, N.A., as may be further supplemented from time to time (solely for the purposes of this section, the “indenture”). Citibank, N.A. is the trustee for any and all securities issued under the indenture, as may be amended or supplemented from time to time, including the 2031 Notes, and is referred to herein as the “trustee.”

The indenture does not limit the ability of Leidos or the parent guarantor to incur additional indebtedness. The New 2031 Notes will be the senior unsecured obligations of Leidos and will rank pari passu with its other senior indebtedness outstanding from time to time. The New 2031 Notes will be fully and unconditionally guaranteed (the “guarantee”) by Leidos’ direct parent, Leidos Holdings, Inc. (the “parent guarantor”). The guarantee will be the senior unsecured obligation of the parent guarantor. The New 2031 Notes and the related guarantee will be structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Leidos’ subsidiaries and will be effectively junior to the secured indebtedness of Leidos and the parent guarantor, if any, to the extent of the assets securing such secured indebtedness.

As of January 1, 2021:

•

the parent guarantor had approximately $4.7 billion of total indebtedness on a consolidated basis, all of which is currently unsecured and unsubordinated, and substantially all of which are obligations of Leidos;

•	the parent guarantor had approximately $8.6 billion of total liabilities on a consolidated basis (including the Outstanding 2031 Notes (as defined below));

•

the parent guarantor’s subsidiaries, including Leidos, had in the aggregate approximately $4.5 billion in outstanding indebtedness and approximately $3.8 billion of other outstanding liabilities, in each case excluding intercompany balances; and

•	neither the parent guarantor nor Leidos had any secured indebtedness to which the New 2031 Notes would be effectively junior.

References to the “Outstanding 2031 Notes” refer to the notes in exchange for which the New 2031 Notes are being offered. References to the “2031 Notes” refer to the Outstanding 2031 Notes and the New 2031 Notes, collectively. Any Outstanding 2031 Notes that remain outstanding after the completion of the Exchange Offers, together with the New 2031 Notes issued in the Exchange Offers, will be treated as a single class of securities under the indenture.

Guarantee

Leidos Holding, Inc., the parent guarantor, will fully and unconditionally guarantee, on an unsubordinated basis, Leidos’ obligations under the New 2031 Notes and guarantees all obligations under the indenture. The guarantee ranks equally with all senior indebtedness of the parent guarantor and is senior in right of payment to all existing and future subordinated obligations of the parent guarantor. The guarantee is subject to the prior rights of the holders of any secured indebtedness of the parent guarantor to the extent of the assets securing such indebtedness.

Interest Rate Adjustment

The interest rate payable on the 2031 Notes is subject to adjustments from time to time if either Moody’s or S&P or, if either Moody’s or S&P ceases to rate the 2031 Notes or fails to make a rating of the 2031 Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P (a “substitute rating agency”), downgrades (or subsequently upgrades) the credit rating assigned to the 2031 Notes in the manner described below.

If the rating from Moody’s (or any substitute rating agency therefor) of the 2031 Notes is decreased to a rating set forth in the immediately following table, the interest rate on the 2031 Notes will increase such that it will equal the interest rate payable on the 2031 Notes on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately following paragraph.

Moody’s Rating*	Percentage interest rate increase on the 2031 Notes
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of Moody’s.

In addition, if the rating from S&P (or any substitute rating agency therefor) of the 2031 Notes is decreased to a rating set forth in the immediately following table, the interest rate on the 2031 Notes will increase such that it will equal the interest rate payable on the 2031 Notes on the date of the initial issuance of the Outstanding 2031 Notes plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately following paragraph.

S&P Rating*	Percentage interest rate increase on the 2031 Notes
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of S&P.

Notwithstanding the foregoing, if at any time the interest rate on the 2031 Notes has been adjusted upward and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently increases its rating of the 2031 Notes to any of the threshold ratings set forth above, the interest rate on the 2031 Notes will be decreased such that the interest rate for the 2031 Notes equals the interest rate payable on the 2031 Notes on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase in rating. If Moody’s (or any substitute rating agency therefor) subsequently increases its rating of the 2031 Notes to Baa3 or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of Moody’s), and S&P (or any substitute rating agency therefor) increases its rating to BBB- or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of S&P), the interest rate on the 2031 Notes will be decreased to the interest rate payable on the 2031 Notes on the date of their initial issuance. In addition, the interest rate on the 2031 Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the 2031 Notes become rated Baa1 and BBB+ (or the equivalent of either such rating, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the 2031 Notes are only rated by one rating agency).

Each adjustment required by any decrease or increase in a rating set forth above (or an equivalent rating, in either case of any substitute rating agency or under any successor rating categories of Moody’s or S&P, as the case may be), whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments; provided, however, in no event shall (1) the interest rate for the 2031 Notes be reduced to below the interest rate payable on the 2031 Notes on the date of their initial issuance or (2) the total increase in the interest rate on the 2031 Notes exceed 2.00% above the interest rate payable on the 2031 Notes on the date of their initial issuance.

Except as provided in this paragraph and the immediately following paragraph, no adjustments in the interest rate of the 2031 Notes shall be made solely as a result of a rating agency ceasing to provide a rating of the 2031 Notes. If at any time fewer than two rating agencies provide a rating of the 2031 Notes for any reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of the 2031 Notes from a substitute rating agency, to the extent one exists, and if a substitute rating agency exists, for purposes of determining any increase or decrease in the interest rate on the 2031 Notes pursuant to the tables above:

(a)	such substitute rating agency will be substituted for the last rating agency to provide a rating of the 2031 Notes, but which has since ceased to provide such rating;

(b)

the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table; and

(c)

the interest rate on the 2031 Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the 2031 Notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the 2031 Notes, any subsequent increase or decrease in the interest rate of the 2031 Notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody’s, S&P or a substitute rating agency provides a rating of the 2031 Notes, the interest rate on the 2031 Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the 2031 Notes on the date of their initial issuance. If Moody’s or S&P either ceases to rate the 2031 Notes for reasons within our control or ceases to make a rating of the 2031 Notes publicly available for reasons within our control, we will not be entitled to obtain a rating from a substitute rating agency and the increase or decrease in the interest rate of the 2031 Notes shall be determined in the manner described above as if either only one or no rating agency provides a rating of the 2031 Notes.

Any interest rate increase or decrease described above will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate.

If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the 2031 Notes more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the 2031 Notes described above relating to such rating agency’s action.

If the interest rate payable on the 2031 Notes is increased as described above, the term “interest” will be deemed to include any such additional interest unless the context otherwise requires.

Issuance of Additional Notes

Leidos may, without the consent of the holders, increase the principal amount of the 2031 Notes by issuing additional 2031 Notes (and related guarantee) in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes. Under the indenture, the Outstanding 2031 Notes, New 2031 Notes and any additional 2031 Notes (and related guarantee) Leidos may issue will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders (except that, if the additional notes are not fungible with the 2031 Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number and ISIN number).

Leidos also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the New 2031 Notes offered hereby.

Optional Redemption

Prior to November 15, 2030 (three months prior to the maturity date of the 2031 Notes) (solely for purposes of this section, the “Par Call Date”), the 2031 Notes will be redeemable, in whole or in part at any time, or from time to time, at Leidos’ option, each at a “make-whole premium” redemption price calculated by Leidos equal to the greater of:

(i)	100% of the principal amount of the 2031 Notes to be redeemed; and

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest, including Additional Interest (as defined herein under “The Exchange Offers — Registration Rights”) thereon (not including any portion of such payments of interest accrued as of the date of redemption), that would be due if the notes to be redeemed matured on the applicable Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), plus 25 basis points;

plus, in each case, accrued interest thereon to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on 2031 Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the 2031 Notes and the indenture. The Trustee shall have no obligation to calculate or verify any calculation of a redemption price.

“Treasury Rate” means, the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each of the five most recent days published in the most recent Statistical Release under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the 2031 Notes (assuming the 2031 Notes matures on the Par Call Date) as of the date of redemption. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. The Treasury Rate will be calculated on the third business day preceding the date the applicable notice of redemption is given. For the purpose of calculating the Treasury Rate, the most recent Statistical Release published prior to the date of calculation of the Treasury Rate shall be used.

“Statistical Release” means that statistical release designated “H.15” or any successor publication published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S.

Treasury securities adjusted to constant maturity, or, if such release (or any successor publication) is no longer published at the time of any calculation under the indenture, then such other reasonably comparable index Leidos designates.

Notice of any redemption will be delivered electronically or mailed at least 10 days but not more than 60 days before the redemption date to each holder of the 2031 Notes to be redeemed (with a copy to the Trustee), except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2031 Notes or a satisfaction and discharge of the indenture. The notice of redemption will state any conditions applicable to the redemption and the amount of the 2031 Notes to be redeemed. If less than all the 2031 Notes are to be redeemed, the Trustee shall, subject to applicable law, select the 2031 Notes to be redeemed as follows: (1) if the 2031 Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the 2031 Notes are listed; or (2) on a pro rata basis, if the 2031 Notes are not listed on any national securities exchange (or in the case of 2031 Notes in global form, by such methods as DTC may require). Unless Leidos defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2031 Notes or portions thereof called for redemption.

In addition, beginning November 15, 2030 (three months prior to the maturity date of the 2031 Notes), Leidos will have the right to redeem the 2031 Notes at a price equal to 100% of the principal amount of such 2031 Notes being redeemed, plus accrued interest thereon. Notwithstanding the foregoing, installments of interest on 2031 Notes that are due and payable on interest payment dates falling on or prior to the redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the 2031 Notes and the indenture. Notice of the redemption will be delivered electronically or mailed at least 10 days but not more than 60 days before the redemption date to each holder of the 2031 Notes to be redeemed (with a copy to the Trustee). Unless Leidos defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2031 Notes or portions thereof called for redemption.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined herein) occurs with respect to the 2031 Notes, unless we have exercised our right to redeem the 2031 Notes as described above, we will be required to make an offer to each holder of the 2031 Notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s 2031 Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any 2031 Notes that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 above that amount.

Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to any Change of Control (as defined herein), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the 2031 Notes as described under “—Optional Redemption,” we will deliver a notice (a “Change of Control Offer”) to each holder of 2031 Notes with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase the 2031 Notes on the date specified in the notice, which date will be no earlier than 10 days nor later than 60 days from the date such notice is delivered (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all 2031 Notes or portions of the 2031 Notes properly tendered pursuant to the applicable Change of Control Offer;

•

deposit with the paying agent an amount equal to the change of control payment in respect of all 2031 Notes or portions of 2031 Notes properly tendered pursuant to the applicable Change of Control Offer; and

•

deliver or cause to be delivered to the trustee the 2031 Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of 2031 Notes or portions of 2031 Notes being purchased.

The paying agent will promptly deliver, to each holder of 2031 Notes properly tendered the payment for such Notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the 2031 Notes surrendered, if any.

Except as described above with respect to a Change of Control Triggering Event, the indenture and the 2031 Notes do not contain provisions that permit the holders to require us to repurchase or redeem the 2031 Notes in the event of a takeover, recapitalization or similar transaction.

We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Exchange Act, and any other securities laws or regulations in connection with the purchase of 2031 Notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the applicable Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.

Holders of 2031 Notes electing to have 2031 Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Repurchase Exercise Notice Upon a Change of Control” on the reverse side of the 2031 Note completed, to the paying agent at the address specified in the notice, or transfer their 2031 Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer with respect to the 2031 Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third-party purchases all 2031 Notes properly tendered and not withdrawn under its offer.

In addition, we will not purchase any 2031 Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.

If holders of not less than 95% in aggregate principal amount of the outstanding 2031 Notes validly tender and do not withdraw such 2031 Notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the 2031 Notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all 2031 Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2031 Notes to require us to repurchase its 2031 Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.

For purposes of the Change of Control Offer provisions of the 2031 Notes, the following definitions are applicable:

“Change of Control” means the occurrence of any one of the following:

(a)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the parent guarantor’s or our assets and the assets of its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(b)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the parent guarantor’s outstanding Voting Stock, measured by voting power rather than number of shares; or

(c)	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the parent guarantor becomes a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the parent guarantor’s Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to rate the 2031 Notes or fails to make a rating of the 2031 Notes publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Ratings Event” means the rating on the 2031 Notes is lowered by each of the Rating Agencies and such 2031 Notes are rated below an Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the 2031 Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Ratings Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event). If any Rating Agency that provided a rating of the 2031 Notes on the day immediately prior to the beginning of such 60-day period (or extension thereof) is not providing a rating of such 2031 Notes at the end of such 60-day period (or extension thereof) for any reason, such 60-day period (or extension thereof) shall be extended an additional 30 days and, if the Company has not selected a replacement Rating Agency on or before the end of such 30-day period, then such Rating Agency shall be deemed to have lowered its rating of such 2031 Notes at the end of such 30-day period to be below an Investment Grade rating. The trustee shall have no obligation to monitor ratings on the 2031 Notes.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

No Sinking Fund

The 2031 Notes will not be entitled to any sinking fund.

Book-Entry, Delivery and Form

The New 2031 Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The New 2031 Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, Cede & Co., in each case for credit to an account of a direct or indirect participants in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

We will issue certificated New 2031 Notes to each person that DTC identifies as the beneficial owner of the New 2031 Notes represented by a Global Note upon surrender by DTC of the Global Note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

•	an Event of Default has occurred and is continuing, and DTC requests the issuance of certificated New 2031 Notes; or

•	we determine not to have the New 2031 Notes represented by a Global Note.

In all cases, certificated New 2031 Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange Among Global Notes

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedure may change from time to time. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of beneficial interests in the Global Notes will not have 2031 Notes registered in their names, will not receive physical delivery of 2031 Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the New 2031 Notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the New 2031 Notes, including the Global Notes, are registered as the owners of the New 2031 Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our or the trustee’s agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New 2031 Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New 2031 Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the New 2031 Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of New 2031 Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global New 2031 Notes and only in respect of such portion of the aggregate principal amount of the New 2031 Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New 2031 Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures and may discontinue such procedures at any time. None of us, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the 2031 Notes, here are some examples of what we mean:

(1)	default in paying interest on the 2031 Notes when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, or sinking fund installment, if any, on the 2031 Notes when due;

(3)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or notice from the holders of at least 25% in aggregate principal amount of the 2031 Notes then outstanding; and

(4)	the parent guarantee is not (or is claimed by the parent guarantor not to be) in full force and effect; and

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us, the parent guarantor or any material subsidiary has occurred.

If an Event of Default (other than an Event of Default specified in clause (5) with respect to us or the parent guarantor) under the indenture occurs with respect to the 2031 Notes and is continuing, then the trustee may by notice to Leidos, or the holders of at least 25% in aggregate principal amount of the 2031 Notes then outstanding may by written notice to us and the trustee, require us to repay immediately the entire principal amount of all of the 2031 Notes then outstanding, together with all applicable accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (5) with respect to us, the parent guarantor or any material subsidiary occurs and is continuing, then the entire principal amount of the 2031 Notes then outstanding will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (5) described above, the holders of a majority in aggregate principal amount of the 2031 Notes then outstanding may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the 2031 Notes that have become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the 2031 Notes then outstanding also have the right to waive past defaults with respect to such series, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of such securities.

Holders of at least 25% in aggregate principal amount of all of the 2031 Notes then outstanding may seek to institute a proceeding only after they have made written request, and offered such indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to institute a proceeding within 60 days after it received this notice and offer of indemnity. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of all of the 2031 Notes then outstanding affected. These limitations do not apply, however, to a suit instituted by a holder of a 2031 Note for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the 2031 Notes, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. The trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee such security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in aggregate principal amount of all of the 2031 Notes then outstanding affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 45 days after it has actual knowledge that an Event of Default has occurred, give notice of the default to the holders of all of the 2031 Notes affected, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the 2031 Notes when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

Neither we nor the parent guarantor will consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we (or the parent guarantor, as applicable) will be the continuing person or, if we are not the continuing person (or the parent guarantor is not the continuing person, as applicable) the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

•

the surviving entity (if not us or the parent guarantor, applicable) will expressly assume all of our obligations under the 2031 Notes and the indenture (or the obligations of the parent guarantor, as the case may be), and will, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default or Event of Default has occurred and is continuing; and

•

we, the parent guarantor or the surviving entity, as applicable, will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet is not applicable to:

•

the merger or consolidation of us or the parent guarantor with an affiliate, if our board of directors, or the board of directors of the parent guarantor, determines in good faith that the purpose of such transaction is principally to change the state of incorporation or convert one form of organization to another form; or

•

the merger of us or the parent guarantor with or into a single direct or indirect wholly owned subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our or its state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets (or the parent guarantor’s assets, as applicable) occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours (or the parent guarantor’s) under the indenture with the same effect as if such successor person had been named in our (or the parent guarantor’s) place in the indenture. We will, or the parent guarantor will, as applicable (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any 2031 Notes (or guarantee, as applicable) issued thereunder.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the 2031 Notes and related guarantee, and to other debt securities and guarantees issued under the indenture (unless otherwise provided pursuant to a board resolution and set forth in an officer’s certificate or a supplemental indenture). These covenants do not limit our ability or the ability of the parent guarantor to incur indebtedness and apply only to us and the parent guarantor.

Limitation on Liens

Neither we nor the parent guarantor will create or incur any Lien on any of such person’s Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of such person’s Indebtedness, without effectively providing that such 2031 Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)	Liens existing as of the closing date of the offering of the Outstanding 2031 Notes;

(2)	Liens granted after the closing date of the offering of Outstanding 2031 Notes, created in favor of the holders of the 2031 Notes

(3)

Liens securing our or the parent guarantor’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(4)	Permitted Liens.

Notwithstanding the foregoing, we and the parent guarantor may, without securing the 2031 Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, the parent guarantor’s Aggregate Debt does not exceed 15% of its Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien.

Limitation on Sale and Lease-Back Transactions

Neither we nor the parent guarantor will enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the closing date of the offering of the Outstanding 2031 Notes;

(2)	such transaction was for the sale and leasing back to us or the parent guarantor of any Property by one of our Subsidiaries;

(3)

such transaction was for the sale and leasing back to us or the parent guarantor of any Property by any domestic or foreign government agency in connection with pollution control, industrial revenue, private activity bonds or similar financing;

(4)	such transaction involves a lease for less than three years;

(5)

we or the parent guarantor, as applicable, would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such 2031 Notes pursuant to the first paragraph of “—Limitation on Liens” above; or

(6)

we or the parent guarantor, as applicable, apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of the 2031 Notes or our or the parent guarantor’s other long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we or the parent guarantor may deliver the 2031 Notes to the trustee therefor for cancellation, such 2031 Notes to be credited at the cost thereof to us or the parent guarantor.

Notwithstanding the foregoing, we and the parent guarantor may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto and at the time of determination, the parent guarantor’s Aggregate Debt does not exceed 15% of its Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction.

Existence

Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us and the parent guarantor to do or cause to be done all things necessary to preserve and keep in full force and effect our respective existence, rights and franchises; provided, however, that neither we nor the parent guarantor shall be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following, calculated as of the date of determination in accordance with GAAP:

(1)

the aggregate amount of such Person’s Indebtedness incurred after the closing date of the offering of the Outstanding 2031 Notes, and secured by Liens not permitted by the first sentence under “—Limitation on Liens”; and

(2)

the aggregate amount of such Person’s Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of the offering of the Outstanding 2031 Notes pursuant to the second paragraph of “— Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means, in connection with a sale and lease-back transaction, the lesser of:

(1)	the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(2)

the present value (discounted at a rate per annum equal to the average interest borne by all 2031 Notes then outstanding issued under the indenture (which may include debt securities in addition to the 2031 Notes offered hereby) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Consolidated Net Worth” means, as of any date of determination and with respect to any Person, the Stockholders’ Equity of such Person and its Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Finance Lease” means any Indebtedness represented by a lease obligation that is required to be recorded as a finance lease in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4)	other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, (a) all indebtedness in respect of borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement agreements with respect thereto), (d) the Indebtedness of any other Persons to the extent guaranteed by such Person and (e) all obligations of such Person to pay the deferred and unpaid purchase price of any Property (including pursuant to Finance Leases), but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business; but only, for each of clause (a) through (e), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person prepared in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet). Notwithstanding the foregoing, in no event shall the term “Indebtedness” be deemed to include letters of credit that secure performance, bonds that secure performance, surety bonds or similar instruments that are issued in the ordinary course of business.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(1)

Liens on any of our assets or any assets of the parent guarantor, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)

(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or the parent guarantor of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(4)

Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect from fluctuations in interest rates, currencies, equities or the price of commodities;

(5)	Liens in our favor or in favor of the parent guarantor;

(6)

Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we or the parent guarantor are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(7)

Liens securing the performance of statutory obligations or bids, surety, appeal or customs bonds, standby letters of credit, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of our business or in the ordinary course of the parent guarantor’s business;

(8)

Liens securing Indebtedness owing by us or the parent guarantor to a Subsidiary (provided that, upon either (a) the transfer or other disposition of any Indebtedness secured by such Lien to a Person other than another Subsidiary or (b) the issuance, sale, lease, transfer or other disposition of more than a majority of the capital stock of or any other ownership interest in such Subsidiary to which such secured Indebtedness is owed to a Person other than us, the parent guarantor or another Subsidiary, such Lien will no longer qualify as a “Permitted Lien” pursuant to this clause (8));

(9)	Liens arising in the ordinary course of business in favor of a customer;

(10)

Liens associated with a sale or discount of our accounts receivable or those of the parent guarantor provided that such Lien (a) does not involve the creation of a Lien or negative pledge on any accounts receivable not so sold or discounted and (b) does not involve in the aggregate the sale or discount of accounts receivable having a book value exceeding $100,000,000;

(11)	Liens arising in connection with synthetic leases which do not exceed $250,000,000 in the aggregate at any one time;

(12)	Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds; and

(13)	Liens associated with a sale and lease-back transaction permitted to be entered into under paragraphs (1) though (4) and (6) of “—Limitation on Sale and Lease-Back Transactions.”

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Notices

Notices to holders of the 2031 Notes will be made by first-class mail, postage prepaid, to the addresses that appear on the security register of the 2031 Notes. Notwithstanding any other provision of the indenture or any 2031 Note, where the indenture or any 2031 Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Participant for such Note (or its designee) pursuant to the customary procedures of such Participant.

Modification and Waiver

We, the parent guarantor and the trustee may amend or modify the indenture or the 2031 Notes without the consent of any holder of 2031 Notes in order to:

•	cure ambiguities, defects or inconsistencies;

•	make any change that would provide any additional rights or benefits to the holders of the 2031 Notes;

•	provide for or add additional guarantors with respect to the 2031 Notes;

•	secure the 2031 Notes or guarantee;

•	provide for uncertificated 2031 Notes in addition to or in place of Certificated Notes;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our obligations to holders of any 2031 Notes then outstanding in compliance with the provisions of the indenture;

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act; or

•	conform any provision in the indenture to the section entitled “Description of the Notes and Related Guarantee” in the Offering Memorandum dated October 5, 2020; or

•	make any change that does not adversely affect the rights of any holder of any such series in any material respect.

Other amendments and modifications of the indenture or the 2031 Notes, may be made with the consent of the holders of not less than a majority of the aggregate principal amount of all of the 2031 Notes then outstanding, and our compliance with any provision of the indenture with respect to the 2031 Notes may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of all of the 2031 Notes then outstanding affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each Outstanding 2031 Note affected:

•	reduce the principal amount, or extend the fixed maturity, of the 2031 Notes, alter or waive the redemption provisions of the 2031 Notes;

•	impair the right of any holder of the 2031 Notes to receive payment of principal or interest on the 2031 Notes on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of the 2031 Notes of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the 2031 Notes;

•	waive a payment default with respect to the 2031 Notes or any guarantor; or

•	reduce the interest rate or extend the time for payment of interest on the 2031 Notes.

In executing any amendment, supplement or waiver to the indenture, the trustee shall be entitled to receive and shall be fully protected in relying upon an officers’ certificate and an opinion of counsel stating that all covenants and conditions precedent to such amendment or supplement have been satisfied and that such amendment or supplement is authorized or permitted by the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, together with the obligations of the parent guarantor, with respect to the 2031 Notes when:

•	either:

•	all the 2031 Notes issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•	all the 2031 Notes issued that have not been accepted by the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year, (a “discharge”) or we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the 2031 Notes to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to the 2031 Notes; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture, together with the obligations of the parent guarantor, discharged with respect to the 2031 Notes then outstanding (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the 2031 Notes then outstanding under the indenture, except for:

•

the rights of holders of the 2031 Notes to receive payments in respect of the principal of, premium, if any, and interest on such 2031 Notes when such payments are due solely out of the trust created pursuant to the indenture;

•

our obligations with respect to the 2031 Notes concerning issuing temporary 2031 Notes, registration of transfer of 2031 Notes, mutilated, destroyed, lost or stolen 2031 Notes and the maintenance of an office or agency for payment for the 2031 Notes payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

•	the legal defeasance provisions of the indenture.

In addition we may elect to have our obligations and the obligations of the parent guarantor released with respect to certain covenants in the indenture (“covenant defeasance”), and thereafter any failure to comply with these obligations will not constitute a default or an event of default with respect to the 2031 Notes. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default.

In order to exercise either legal defeasance or covenant defeasance with respect to the 2031 Notes:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the 2031 Notes:

•	money in an amount;

•	Governmental Obligations;

•

a combination of money and Governmental Obligations, in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service ruling or a change in applicable U.S. federal income tax law, the holders of the 2031 Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and the legal defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and the legal defeasance did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the 2031 Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

•

the legal defeasance or covenant defeasance, as applicable, will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all 2031 Notes were in default within the meaning of such Act;

•

the legal defeasance or covenant defeasance, as applicable, will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which we or the parent guarantor is a party;

•

the legal defeasance or covenant defeasance, as applicable, will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance, as the case may be, have been complied with.

Unclaimed Funds

Subject to applicable law, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the 2031 Notes that remain unclaimed for two years after the maturity date of such 2031 Notes will be repaid to us upon our request. Thereafter, any right of any holder of such Notes to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture, including the guarantee, and the 2031 Notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with Citibank, N.A. and its affiliates.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations relating to the exchange of Outstanding Notes for New Notes pursuant to the Exchange Offer, as of the date hereof. This discussion does not address specific tax considerations that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations), common trust funds, controlled foreign corporations, dealers or traders in securities or currencies, and persons in special situations, such as those who hold notes as part of a straddle, hedge, synthetic security, conversion transaction, constructive sale, or other integrated investment comprising notes and one or more other investments). In addition, this discussion does not describe any tax considerations arising under U.S. federal gift, estate or other tax laws, or under the tax laws of any state, local or foreign jurisdiction. The discussion below is based on the Internal Revenue Code of 1986, as amended, the U.S. Treasury Department regulations promulgated thereunder, published Internal Revenue Service rulings and administrative pronouncements, and published court decisions, each as in effect as of the date hereof and any of which may be subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relating to the exchange of Outstanding Notes for New Notes and relating to the acquisition, ownership and disposition of the New Notes.

The exchange of an Outstanding Note for a New Note pursuant to the Exchange Offers will not constitute a “significant modification” of the Outstanding Note for U.S. federal income tax purposes and, accordingly, the New Note received by a holder will be treated as a continuation of the Outstanding Note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an Outstanding Note for a New Note pursuant to the Exchange Offers and any such holder will have the same adjusted tax basis and holding period in the New Note as it had in the Outstanding Note immediately before the exchange. A holder who does not exchange its Outstanding Notes for New Notes pursuant to the Exchange Offers will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the Exchange Offers.

PLAN OF DISTRIBUTION

The Exchange Offers are not being made to, nor will we accept surrenders of Outstanding Notes for exchange from, holders of Outstanding Notes in any jurisdiction in which the Exchange Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

The distribution of this prospectus and the offer and sale of the New Notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the New Notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the New Notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the New Notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the New Notes issued in the Exchange Offers in exchange for the Outstanding Notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of each such holder’s business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes. This position does not apply to any holder that is:

•	an “affiliate” of Leidos or parent within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer.

All broker-dealers receiving New Notes in the Exchange Offers are subject to a prospectus delivery requirement with respect to resales of the New Notes. Each broker-dealer receiving New Notes for its own account in the Exchange Offers must represent that the Outstanding Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the New Notes pursuant to the Exchange Offers. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed to make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 90 days after the Expiration Date. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of New Notes received in an exchange such as the exchanges pursuant to the Exchange Offers, if the Outstanding Notes for which the New Notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of the New Notes by broker-dealers. Broker-dealers acquiring New Notes for their own accounts may sell the New Notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such New Notes.

Any broker-dealer that held Outstanding Notes acquired for its own account as a result of market-making activities or other trading activities, that received New Notes in the Exchange Offers, and that participates in a distribution of New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. Any profit on these resales of New Notes and any commissions or concessions received by a broker-

dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our participation in the Exchange Offers, including the reasonable fees and expenses of one counsel for the holders of Outstanding Notes and the initial purchasers, other than commissions or concessions of any broker-dealers and will indemnify holders of the Outstanding Notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.

LEGAL MATTERS

Certain legal matters with respect to the New Notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference from Holdings’ Annual Report on Form 10-K for the year ended January 1, 2021, and the effectiveness of Holdings’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.